Filed pursuant to Rule 424(b)(2)
                                                Registration No. 333-125987

                           Prospectus Supplement No. 2
                        to Prospectus dated July 25, 2005

                              Winthrop Realty Trust
                 4,836,763 Common Shares of Beneficial Interest

      We are Winthrop Realty Trust, a real estate investment trust formed under the laws of the State of Ohio. On February 7, 2006 we redeemed all of our outstanding Series A Cumulative Convertible Redeemable Preferred Shares, which we refer to as our Series A Preferred Shares. Each Series A Preferred Share was redeemed for 4.92 common shares, with any fractional shares resulting from the redemption being redeemed for cash based on the $5.69 closing price of our common shares on the NYSE on February 6, 2006. As a result of the redemption of our Series A Preferred Shares, we will issue a maximum of 4,836,763 common shares. We will not receive any proceeds from the issuance of these common shares.

      This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, including any amendments or supplements thereto.

      Our common shares are listed on the New York Stock Exchange, which we refer to as NYSE, under the symbol FUR. The last reported sale on February 6, 2006 was $5.69 per share.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS OR THIS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 7, 2006


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                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS..................S-4

RECENT DEVELOPMENTS..........................................................S-5

RISK FACTORS.................................................................S-5

THE REDEMPTION..............................................................S-12

USE OF PROCEEDS.............................................................S-12

PLAN OF DISTRIBUTION........................................................S-12

WHERE YOU CAN FIND MORE INFORMATION.........................................S-12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................S-13

                                   PROSPECTUS

ABOUT THIS PROSPECTUS                                                          4

OUR COMPANY                                                                    4

RISK FACTORS                                                                   6

DESCRIPTION OF OUR COMMON SHARES                                              14
     General                                                                  14
     Shareholder Liability                                                    15
     Voting Rights                                                            15
     Transfer Agent and Registrar                                             15
     Restriction on Size of Holdings                                          15
     Trustee Liability                                                        16

DESCRIPTION OF OUR PREFERRED SHARES                                           16
     General                                                                  16
     Terms                                                                    17
     Rank                                                                     17
     Dividends                                                                18
     Redemption                                                               18
     Liquidation Preference                                                   18
     Voting Rights                                                            18
     Conversion Rights                                                        19
     Restrictions on Ownership                                                19
     Transfer Agent                                                           19
     Terms of Our Series A Preferred Stock                                    19
     Terms of Our Series B-1 Preferred Shares                                 23


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DESCRIPTION OF OUR DEBT SECURITIES                                            28
     General                                                                  28
     Terms                                                                    28
     Denomination, Interest, Registration and Transfer                        31
     Merger, Consolidation or Sale of Assets                                  32
     Certain Covenants                                                        32
     Events of Default, Notice and Waiver                                     33
     Modification of the Indenture                                            34
     Subordination                                                            36
     Discharge, Defeasance and Covenant Defeasance                            37
     Conversion Rights                                                        39
     Payment                                                                  39
     Global Securities                                                        39

FEDERAL INCOME TAX CONSIDERATIONS                                             40
     General                                                                  40
     Requirements for Qualification                                           41
     Taxation of Holders of Common or Preferred Shares                        46
     U.S. Shareholders                                                        46
     Non-U.S. Shareholders                                                    48
     Other Tax Consequences                                                   50
     Taxation of Holders of Fixed Rate Debt Securities                        50
     U.S. Holders                                                             50
     Non-U.S. Holders                                                         51

USE OF PROCEEDS                                                               52

SELLING SHAREHOLDERS                                                          53

PLAN OF DISTRIBUTION                                                          57

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED SHARE DIVIDENDS                                         60

EXPERTS                                                                       60

LEGAL MATTERS                                                                 60

WHERE YOU CAN FIND MORE INFORMATION                                           60

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                               61

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           CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

      Any statements included in this prospectus, including any statements in the document that are incorporated by reference herein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," "seeks," "approximately,"
"intends," "plans," "pro forma," "estimates" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to:

      o     the declaration or payment of distributions by us;

      o     the ownership, management and operation of properties;

      o potential acquisitions or dispositions of our properties, assets or other businesses;

      o our policies regarding investments, acquisitions, dispositions, financings and other matters;

      o     our qualification as a REIT under the Internal Revenue Code;

      o     the real estate industry and real estate markets in general;

      o     the availability of debt and equity financing;

      o     interest rates;

      o     general economic conditions;

      o     supply and customer demand;

      o     trends affecting us or our assets;

      o the effect of acquisitions or dispositions on capitalization and financial flexibility;

      o the anticipated performance of our assets and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization, property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing; and

      o our ability, and that of our or assets and acquired properties and businesses to grow.

      You are cautioned that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this prospectus and any amendment hereof, including, without limitation, the information set forth in "RISK FACTORS" or in any risk factors in documents that are incorporated by reference in this report, identifies important factors that could cause such differences. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances.

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                               RECENT DEVELOPMENTS

      On December 1, 2005, we changed our name from First Union Real Estate Equity and Mortgage Investments to Winthrop Realty Trust. In addition, our operating partnership also changed its name from First Union REIT L.P. to WRT Realty L.P. The ticker symbol for our shares on the New York Stock Exchange remains "FUR."

      On February 6, 2006, we filed a registration statement with the Securities and Exchange Commission for a proposed rights offering to holders of our common shares (including common shares issued in connection with the redemption of the Series A Preferred Shares) and holders of our Series B-1 Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest. Upon the effectiveness of the registration statement, we intend to distribute non-transferable subscription rights to subscribe for and purchase up to an aggregate of 5,220,038 of our common shares of beneficial interest to holders of record as of the record date, which has not yet been determined. Each shareholder would receive one basic subscription right for every 12 common shares owned, or in the case of Series B-1 Preferred Shares, one basic subscription right for every 12 common shares issuable upon conversion, as of the record date. Each basic subscription right would entitle the holder to purchase one common share of beneficial interest. Shareholders who exercise their rights in full would also be entitled to purchase additional shares pursuant to an oversubscription right to the extent all holders do not subscribe for their basic subscription rights. The exercise price for the rights has not yet been determined. We reserve the right to cancel or terminate the rights offering.

                                  RISK FACTORS

      You should carefully consider the risks described below. These risks are not the only ones that we may face. Additional risks not presently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations and hinder our ability to make expected distributions to our holders of beneficial interests.

Our Economic Performance and the Value of Our Real Estate Assets are Subject to the Risks Incidental to the Ownership and Operation of Real Estate Properties

      Our economic performance, the value of our real estate assets, both those presently held as well as future investments, and, therefore the value of an investment in us are subject to the risks normally associated with the ownership, operation and disposal of real estate properties and real estate related assets, including:

      o     changes in the general and local economic climate;

      o     competition from other properties;

      o trends in the retail industry, in employment levels and in consumer spending patterns;

      o     changes in interest rates and the availability of financing;

      o the cyclical nature of the real estate industry and possible oversupply of, or reduced demand for, space in the markets in which our properties are located;

      o     the attractiveness of our properties to tenants and purchasers;

      o changes in market rental rates and our ability to rent space on favorable terms;

      o     the bankruptcy or insolvency of tenants;

      o the need to periodically renovate, repair and re-lease space and the costs thereof;

      o     increases in maintenance, insurance and operating costs; and

      o civil unrest, acts of terrorism, earthquakes and other natural disasters or acts of God that may result in uninsured losses.

      In addition, applicable federal, state and local regulations, zoning and tax laws and potential liability under environmental and other laws may affect real estate values. Further, throughout the period that we own real property, regardless of whether a property is producing any income, we must make significant expenditures, including property taxes, maintenance costs, insurance costs and related charges and debt service. The risks associated with real estate investments may adversely affect our operating results and financial position, and therefore the funds available for distribution to you as dividends.

Ability of Our Advisor to Operate Properties Directly Affects Our Financial Condition

      The underlying value of our real estate investments, the results of our operations and our ability to make distributions to our holders of beneficial interests and to pay amounts due on our indebtedness will depend on the ability of our advisor to operate our properties and manage our other investments in a manner sufficient to maintain or increase revenues and to generate sufficient revenues in excess of our operating and other expenses.

The Loss of Our Advisor's Key Personnel Could Harm Our Operations and Adversely Affect the Value of Our Beneficial Interests

      We are dependent on the efforts of our advisor and, in particular, Michael
L. Ashner, the chairman of our board of trustees and our chief executive officer, and Peter Braverman, our president as well as our other executive officers. While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations and adversely affect the value of our shares of beneficial interest.

We Face a Number of Significant Issues with Respect to the Properties We Own Which May Adversely Affect our Financial Performance

      Leasing Issues. With respect to our properties, we are subject to the risk that, upon expiration, leases may not be renewed, the space may not be leased, or the terms of renewal or leasing, including the cost of required renovations, may be less favorable than the current lease terms. This risk is substantial with respect to our net lease properties as single tenants lease 100% of each property. 21 of our properties, containing an aggregate of 3,493,575 square feet of space are net leased to 7 different tenants. Leases accounting for approximately 2% of the aggregate 2005 annualized base rents from our properties, representing approximately 1% of the net rentable square feet at the properties, expire without penalty or premium through the end of 2006, and leases accounting for approximately 2% of aggregate 2005 annualized base rent from the properties, representing approximately 1% of the net rentable square feet at the properties, are scheduled to expire in 2007. Other leases grant tenants early termination rights upon payment of a termination penalty. Lease expirations will require us to locate new tenants and negotiate replacement leases with tenants. The costs for tenant improvements, tenant inducements and leasing commissions are traditionally greater than costs relating to renewal leases. If we are unable to promptly relet or renew leases for all or a substantial portion of the space subject to expiring leases, if the rental rates upon such renewal or reletting are significantly lower than expected or if our reserves for these purposes prove inadequate, our revenue and net income could be adversely affected.

      Bankruptcy of Tenant. A tenant may experience a downturn in its business, which could result in the tenant's inability to make rental payments when due. In addition, a tenant may seek the protection of bankruptcy, insolvency or similar laws, which could result in the rejection and termination of such tenant's lease and cause a reduction in our cash flows. If this were to occur at a net leased property, the entire property would become vacant.

We cannot evict a tenant solely because of its bankruptcy. A court, however, may authorize a tenant to reject and terminate its lease. In such a case, our claim against the tenant for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease. In any event, it is unlikely that a bankrupt tenant will pay in full the amounts it owes us under a lease. The loss of rental payments from tenants could adversely affect our cash flows and operations.

In October 2005, Winn-Dixie Stores, Inc., the tenant at our Jacksonville, Florida property, elected to reject its lease in connection with its proceeding under Chapter 11 of the United States Bankruptcy Code. As a result, the property is currently vacant except for a lease with respect to approximately 175,000 square feet of the approximately 550,000 total rentable square feet at the property that is currently leased to a previous sub-tenant of Winn-Dixie.

      Tenant Concentration. With respect to the net leased properties, leases with Viacom, The Kroger Co. and Duke Energy represent approximately 48%, 21% and 18%, respectively of the total rentable square footage of the net leased properties. Accordingly, the financial weakness of any of these tenants could negatively impact our operations. However, we only own an 8% interest in the Duke Energy property.

      Competition. We face substantial competition for our targeted investments. Our ability to execute our business strategy, particularly the growth of our investment portfolio, depends to a significant degree on our ability to implement our investment policy. We compete with numerous other companies for investments, including other REITs, insurance companies, real estate opportunity funds, pension funds and a multitude of private investors. Many of our competitors have greater resources than we do and for this and other reasons, we may not be able to compete successfully for particular investments. We will continue to capitalize on the acquisition and investment opportunities that our advisor brings to us as a result of its acquisition experience. Through its broad experience, our advisor's senior management team has established a network of contacts and relationships, including relationships with operators, financiers, commercial real estate brokers, potential tenants and other key industry participants. In addition we believe that our advisor's significant real estate management infrastructure gives us economies of scale that provides us with a competitive advantage when bidding on investment opportunities.

The Mortgage Loans We Invest In Are Subject to Delinquency, Foreclosure and Loss

      We seek to make commercial mortgage loans that may be secured by multifamily or commercial property. These loans are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix; success of tenant businesses; property management decisions; property location and condition; competition from comparable types of properties; changes in laws that increase operating expense or limit rents that may be charged; the need to address environmental contamination at the property; the occurrence of any uninsured casualty at the property; changes in national, regional or local economic conditions and/or specific industry segments; declines in regional or local real estate values; declines in regional or local rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; terrorism; social unrest; and civil disturbances.

      In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative affect on our anticipated return on the foreclosed mortgage loan.

Mezzanine Loans Involve Greater Risks of Loss than Senior Loans Secured by Income Producing Properties

      Our investments include mezzanine loans with respect to office and mixed-use buildings. These loans are secured by a second mortgage lien or a pledge of the ownership interests of the entity that owns each of the properties. We also may make additional investments in mezzanine loans. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because if the senior lender forecloses on its debt our investment would become unsecured. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Our Investments in REIT Securities Are Subject to Specific Risks Relating to the Particular REIT Issuer of the Securities and to the General Risks of Investing in Equity Real Estate Securities

      Our investments in REIT securities, such as our investment in Newkirk Realty Trust, Inc., Sizeler Property Investors Inc. and American First Apartment Investors, Inc., involve special risks. REITs generally are required to substantially invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed herein. Our investments in REIT securities are subject to the risks described herein with respect to an investment in our equity securities, including: (i) risks generally incident to interests in real property; (ii) risks associated with the failure to maintain REIT qualification; and (iii) risks that may be presented by the type and use of a particular commercial property.

Investing in Private Companies Involves a High Degree of Risk

      We have ownership interests in, and may acquire additional ownership interests in, private companies not subject to the reporting requirements of the Securities and Exchange Commission. Investments in private businesses involve a higher degree of business and financial risk, which can result in substantial losses and accordingly should be considered very speculative. There is generally no publicly available information about these private companies, and we will rely significantly on the due diligence of our advisor to obtain information in connection with our investment decisions.

We Have Significant Distribution Obligations to Holders of Our Preferred Stock

      The provisions of our Series B-1 Preferred Shares currently require us to make annual distributions aggregating $6,500,000 before any distributions may be made on our common shares.

We May Acquire or Sell Additional Assets or Additional Properties. Our Failure or Inability to Consummate These Transactions or Manage the Results of These Transactions Could Adversely Affect Our Operations and Financial Results

      We may acquire properties or acquire other real estate companies when we believe that an acquisition is consistent with our business strategies. We may not, however, succeed in consummating desired acquisitions. Also, we may not succeed in leasing newly acquired properties at rents sufficient to cover their costs of acquisition and operation. Difficulties in integrating acquisitions may prove costly or time-consuming and could consume too much of management's attention.

We May Not Be Able to Obtain Capital to Make Investments

      At such time as we utilize our cash reserves, we will be dependent primarily on external financing to fund the growth of our business. This is because one of the requirements of the Code for a REIT is that it distribute 90% of its net taxable income, excluding net capital gains, to its shareholders. There is a separate requirement to distribute net capital gains or pay a corporate level tax. Our access to debt or equity financing depends on the willingness of third parties to lend or make equity investments and on conditions in the capital markets generally. We and other companies in the real estate industry have experienced limited availability of financing from time to time. Although we believe that we will be able to finance any investments we may wish to make in the foreseeable future, requisite financing may not be available on acceptable terms.

Factors That May Cause Us to Lose Our New York Stock Exchange Listing

      If we were to fail to qualify as a REIT, we might lose our listing on the NYSE. Whether we would lose our NYSE listing would depend on a number of factors besides REIT status, including the number of holders of beneficial interests and amount and composition of our assets. If we were to lose our NYSE listing, we would likely try to have our common shares listed on another national securities exchange.

Dependence on Qualification As a REIT; Tax and Other Consequences If REIT Qualification Is Lost

      Although we believe that we have been and will remain organized and have operated and will continue to operate so as to qualify as a REIT for federal income tax purposes, we cannot assure this result. Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Internal Revenue Code, which we refer to as the Code, for which there are only limited judicial or administrative interpretations. Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

      If, with respect to any taxable year, we fail to maintain our qualification as a REIT and certain relief provisions do not apply, we could not deduct distributions to our shareholders in computing our taxable income and would have to pay federal corporate income tax (including any applicable alternative minimum tax) on our taxable income. If we had to pay federal income tax, the amount of money available to distribute to our shareholders would be reduced for the year or years involved, and we would no longer be required to pay dividends to our shareholders. In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost, unless we were entitled to relief under the relevant statutory provisions, and thus our cash available for distribution to our shareholders would be reduced in each of those years.

      Although we currently intend to operate in a manner designed to allow us to continue to qualify as a REIT, future economic, market, legal, tax or other considerations may cause us to revoke the REIT election. In that event, we and our shareholders would no longer be entitled to the federal income tax benefits applicable to a REIT.

      Pursuant to an agreement with Vornado Realty Trust, we may be liable to pay damages to Vornado Realty Trust in the event we fail to maintain our status as a REIT.

In Order to Maintain Our Status As a REIT, We May Be Forced To Borrow Funds During Unfavorable Market Conditions

      As a REIT, we generally must distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, to our shareholders. To the extent that we satisfy the REIT distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.

      From time to time, we may generate taxable income greater than our cash flow available for distribution to our shareholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt). If we do not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid income and excise taxes in a particular year. These alternatives could increase our operating costs or diminish our levels of growth.

Liquidity of Real Estate

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      Real estate investments are relatively illiquid. Our ability to vary our real estate portfolio in response to changes in economic and other conditions will therefore be limited. If we decide to sell an investment, no assurance can be given that we will be able to dispose of it in the time period we desire or that the sales price of any investment will recoup or exceed the amount of our investment.

Additional Regulations Applicable to Our Properties May Require Substantial Expenditures to Ensure Compliance, Which Could Adversely Affect Cash Flows and Operating Results

      Our properties are subject to various federal, state and local regulatory requirements such as local building codes and other similar regulations. If we fail to comply with these requirements, governmental authorities may impose fines on us or private litigants may be awarded damages against us.

      We believe that our properties are currently in substantial compliance with all applicable regulatory requirements. New regulations or changes in existing regulations applicable to our properties, however, may require that we make substantial expenditures to ensure regulatory compliance, which would adversely affect cash flows and operating results. This risk is mitigated for our net leased properties as the lease agreements for those properties require the tenant to comply with all applicable regulatory requirements.

Environmental Liabilities

      The obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation, may affect our operating costs. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on or under the property. Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and whether or not such substances originated from the property. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect our ability to borrow by using such real property as collateral. We maintain insurance related to potential environmental issues on our current and previously owned properties.

      Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs") into the environment. In addition, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the use or transfer of property, and these restrictions may require expenditures. In connection with the ownership and operation of any of our properties, we and the lessees of these properties may be liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect our ability to pay amounts due on indebtedness and dividends to holders of beneficial interests. This risk is mitigated for our net leased properties as the lease agreements for those properties require the tenant to comply with all environmental laws and indemnify us for any loss relating to environmental liabilities.

      Prior to undertaking major transactions, we hire independent environmental experts to review specific properties. We have no reason to believe that any environmental contamination or violation of any applicable law, statute, regulation or ordinance governing hazardous or toxic substances has occurred or is occurring, except for the property located in Jacksonville, Florida, previously triple-net leased to Winn Dixie. Under the terms of its lease, Winn Dixie was responsible for the remediation of petroleum related contamination encountered in the ground water during removal of underground storage tanks. However, in light of Winn-Dixie's bankruptcy, it is probable that Winn-Dixie will not honor its obligation and that we would not recover a material amount by bringing a claim against Winn-Dixie. Given the nature of the contamination at the Jacksonville property and the inclusion of a substantial portion of the costs associated with the remediation being covered by a State sponsored plan, we do not believe the costs to be borne by us would be material. Our advisor also endeavors to protect us from acquiring contaminated properties or properties with significant compliance problems by obtaining site assessments and property reports at the time of acquisition when it deems such investigations to be appropriate. There is no guarantee, however, that these measures will successfully insulate us from all such liabilities.

Uninsured and Underinsured Losses

      We may not be able to insure our properties against losses of a catastrophic nature, such as terrorist acts, earthquakes and floods, because such losses are uninsurable or are not economically insurable. We will use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on our investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment and also may result in certain losses being totally uninsured. Inflation, changes in building codes, zoning or other land use ordinances, environmental considerations, lender imposed restrictions and other factors also might make it not feasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds, if any, received by us might not be adequate to restore our economic position with respect to such property. With respect our net lease properties, under the lease agreements for such properties the tenant is required to adequately insure the property.

Inability to Refinance

      We are subject to the normal risks associated with debt and preferred stock financings, including the risk that our cash flow will be insufficient to meet required payments of principal and interest and distributions and the risk that indebtedness on our properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due, or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness. If we were unable to refinance the indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, which might result in losses to us, which losses could have a material adverse affect on us and our ability to pay dividends to our holders of beneficial interests and to pay amounts due on our indebtedness. Furthermore, if a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagor could foreclose upon the property, appoint a receiver or obtain an assignment of rents and leases or pursue other remedies, all with a consequent loss of revenues and asset value to us. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT distribution requirements of the Code.

We Leverage Our Portfolio, Which May Adversely Affect Our Return on Our Investments and May Reduce Cash Available for Distribution

      We seek to leverage our portfolio through borrowings. Our return on investments and cash available for distribution to holders of beneficial interests may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets. Our debt service payments reduce the cash available for distributions to holders of beneficial interests. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or forced sale to satisfy our debt obligations. A decrease in the value of the assets may lead to a requirement that we repay certain borrowings. We may not have the funds available to satisfy such repayments.

Rising Interest Rates

      We have incurred and may in the future incur indebtedness that bears interest at variable rates. Accordingly, increases in interest rates would increase our interest costs to the extent that the related indebtedness was not protected by interest rate protection arrangements, which could have a material adverse effect on us and our ability to pay dividends to our holders of beneficial interests and to pay amounts due on our indebtedness or cause us to be in default under certain debt instruments. In addition, an increase in market interest rates may encourage holders to sell their common shares and reinvest the proceeds in higher yielding securities, which could adversely affect the market price for the common shares.

Ownership Limitations in Our Bylaws May Adversely Affect the Market Price of Our Common Shares

      Our bylaws contain an ownership limitation that is designed to prohibit any transfer that would result in our being "closely-held" within the meaning of
Section 856(h) of the Code. This ownership limitation, which may be waived by our board of trustees, generally prohibits ownership, directly or indirectly, by any single stockholder of more than 9.8% of the common shares. Our board has waived this ownership limitation on a number of occasions described in the Prospectus under "DESCRIPTION OF OUR CAPITAL STOCK--Common Shares--Restriction on Size of Holdings". Unless the board waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights; are not considered outstanding for quorum or voting purposes; and are not be entitled to dividends, interest or any other distributions with respect to the securities. The ownership limit may have the effect of inhibiting or impeding a change of control over us or a tender offer for our common shares.

We Must Manage Our Investments In A Manner That Allows Us To Rely On An Exemption From Registration Under The Investment Company Act In Order To Avoid The Consequences Of Regulation Under That Act

      We intend to operate so that we are exempt from registration as an investment company under the Investment Company Act. Therefore the assets that we may invest in, or acquire, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. The investments that we must make for us to be exempt from registration may not represent an optimum use of our investable capital when compared to the available investments we target pursuant to our investment strategy.

                                 THE REDEMPTION

      As a result of the closing price of our common shares having been being greater than $5.0824 for 20 trading days in a 30 consecutive trading day period, we elected to redeem on February 7, 2006 all of our outstanding Series A Preferred Shares in accordance with the Certificate of Designations of the Series A Preferred Shares. Each Series A Preferred Share was redeemed for 4.92 common shares, with any fractional shares resulting from the redemption being redeemed for cash based on the $5.69 closing price of the common shares on the NYSE on February 6, 2006. As a result of the redemption we will issue approximately 4,836,763 common shares.

      The redemption of the Series A Preferred Shares for common shares increased the total number of outstanding common shares from 35,581,479 to approximately 40,418,242. In so doing, the annual fixed charges will be reduced by $2,064,472 on account of the elimination of our Series A Preferred Share dividend.

                                 USE OF PROCEEDS

      We will not receive any proceeds as a result of the issuance of common shares on redemption of Series A Preferred Shares.

                              PLAN OF DISTRIBUTION

      The common shares issued hereunder are being issued in redemption of our outstanding Series A Preferred Shares in accordance with the terms of the Certificate of Designations for the Series A Preferred Shares. At the close of business on February 7, 2006, all holders of Series A Preferred Shares will be considered record holders of common shares regardless of whether they have surrendered certificates representing Series A Preferred Shares.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and other information filed by us at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of this material by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

      Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http://www.winthropreit.com and through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly referred to as the Exchange Act:

o     Annual Report on Form 10-K for the year ended December 31, 2004;

o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

o Current Reports on Form 8-K filed December 2, 2005, December 12, 2005, December 21, 2005, January 4, 2006, November 28, 2005, November 17, 2005, November 10, 2005 (as amended on January 20, 2006), November 3, 2005, October 26, 2005, October 7, 2005, September 13, 2005, August 9, 2005,
      June 21, 2005, July 6, 2005, May 27, 2005, May 13, 2005, April 22, 2005,
      April 1, 2005, March 23, 2005, March 18, 2005, March 3, 2005, February 18,
      2005, February 15, 2005, January 4, 2005, Amendment No. 1 to 8-K filed on July 1, 2005, and Amendments No. 1 to 8-K filed on July 1, 2005 and February 2, 2005; and

o     Our Definitive Proxy Statement on Schedule 14A dated April 6, 2005.

              You may request a copy of these filings, at no cost,
             by writing or telephoning us at the following address:

             Carolyn Tiffany, Secretary and Chief Operating Officer
                              Winthrop Realty Trust
                           7 Bulfinch Place, Suite 500
                                Boston, MA 02114
                                 (617) 570-4614

      This prospectus supplement and the accompanying base prospectus are part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in or incorporated by reference into this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

      No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus supplement in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

      Neither the delivery of this prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

           The date of this prospectus supplement is February 7, 2006.

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                                 $400,000,000 of
                      Common Shares Of Beneficial Interest
                     Preferred Shares Of Beneficial Interest
                                 Debt Securities
       Plus 23,222,223 of Common Shares of Beneficial Interest Offered by
                            the Selling Shareholders

                                -----------------

      We are First Union Real Estate Equity and Mortgage Investments, a real estate investment trust formed under the laws of the State of Ohio. Our operations are managed by our external advisor, FUR Advisors LLC who we refer to as our advisor.

      This prospectus relates to the public offer and sale by us of one or more series of:

      o     common shares of beneficial interest, par value $1 per share;
      o     preferred shares of beneficial interest; and/or
      o     senior or subordinated debt securities.

      The preferred shares may be convertible into common shares or into preferred shares of another series and the debt securities may be exchangeable for common or preferred shares. The aggregate public offering price of the common shares, preferred shares and debt securities covered by this prospectus, which we refer to collectively as the securities, will not exceed $400,000,000. The securities may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus.

      In addition, the selling shareholders identified in this prospectus from time to time may offer to sell up to 23,222,223 of our common shares of beneficial interest owned by them, at prices and on terms to be determined at or prior to the time of sale. The selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock and we will not receive any proceeds from any such sale. The selling stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares, or through any other means described in the section "Plan of Distribution".

      This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by that prospectus supplement.

      We may offer the securities directly to investors, through agents designated by us from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

      Our common shares and our Series A Cumulative Convertible Redeemable Preferred Shares are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbols "FUR" and "FUR-A", respectively.

      See "RISK FACTORS" beginning on page 6 for certain factors relevant to an investment in the securities.

                                -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
 ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                                -----------------

                  THE DATE OF THIS PROSPECTUS IS JULY 25, 2005.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS.................   3
ABOUT THIS PROSPECTUS.......................................................   4
OUR COMPANY.................................................................   4
RISK FACTORS................................................................   6
DESCRIPTION OF OUR COMMON SHARES............................................  14
  General...................................................................  14
  Shareholder Liability.....................................................  15
  Voting Rights.............................................................  15
  Transfer Agent and Registrar..............................................  15
  Restriction on Size of Holdings...........................................  15
  Trustee Liability.........................................................  16
DESCRIPTION OF OUR PREFERRED SHARES.........................................  16
  General...................................................................  16
  Terms.....................................................................  17
  Rank......................................................................  17
  Dividends.................................................................  18
  Redemption................................................................  18
  Liquidation Preference....................................................  18
  Voting Rights.............................................................  18
  Conversion Rights.........................................................  19
  Restrictions on Ownership.................................................  19
  Transfer Agent............................................................  19
  Terms of Our Series A Preferred Stock.....................................  19
  Terms of Our Series B-1 Preferred Shares..................................  23
DESCRIPTION OF OUR DEBT SECURITIES..........................................  28
  General...................................................................  28
  Terms.....................................................................  28
  Denomination, Interest, Registration and Transfer.........................  31
  Merger, Consolidation or Sale of Assets...................................  32
  Certain Covenants.........................................................  32
  Events of Default, Notice and Waiver......................................  33
  Modification of the Indenture.............................................  34
  Subordination.............................................................  36
  Discharge, Defeasance and Covenant Defeasance.............................  37
  Conversion Rights.........................................................  39
  Payment...................................................................  39
  Global Securities.........................................................  39
FEDERAL INCOME TAX CONSIDERATIONS...........................................  40
  General...................................................................  40
  Requirements for Qualification............................................  41
  Taxation of Holders of Common or Preferred Shares.........................  46
    U.S. Shareholders.......................................................  46
    Non-U.S. Shareholders...................................................  48
    Other Tax Consequences..................................................  50
  Taxation of Holders of Fixed Rate Debt Securities.........................  50
    U.S. Holders............................................................  50
    Non-U.S. Holders........................................................  51

                                                                            Page
                                                                            ----
USE OF PROCEEDS.............................................................  52
SELLING SHAREHOLDERS........................................................  53
PLAN OF DISTRIBUTION........................................................  57
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
 CHARGES AND PREFERRED SHARE DIVIDENDS......................................  60
EXPERTS.....................................................................  60
LEGAL MATTERS...............................................................  60
WHERE YOU CAN FIND MORE INFORMATION.........................................  60
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  61

           CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

      Any statements included in this prospectus, including any statements in the document that are incorporated by reference herein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to:

      o     the declaration or payment of distributions by us;

      o     the ownership, management and operation of properties;

      o potential acquisitions or dispositions of our properties, assets or other businesses;

      o our policies regarding investments, acquisitions, dispositions, financings and other matters;

      o     our qualification as a REIT under the Internal Revenue Code;

      o     the real estate industry and real estate markets in general;

      o     the availability of debt and equity financing;

      o     interest rates;

      o     general economic conditions;

      o     supply and customer demand;

      o     trends affecting us or our assets;

      o the effect of acquisitions or dispositions on capitalization and financial flexibility;

      o the anticipated performance of our assets and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization, property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing;

      o our ability, and that of our or assets and acquired properties and businesses to grow; and

      o other risks and uncertainties, including those set forth in "RISK FACTORS."

      You are cautioned that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this prospectus and any amendment hereof, including, without limitation, the information set forth in "RISK FACTORS" below or in any risk factors in documents that are incorporated by reference in this prospectus, identifies important factors that could cause such differences. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" in this prospectus. The registration statement that contains this prospectus and the exhibits to that registration statement contain additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC website or at the SEC offices mentioned under the heading "WHERE YOU CAN FIND MORE INFORMATION." All references to "the company," "we," "our" and "us" in this prospectus mean First Union Real Estate Equity and Mortgage Investments and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term "you" refers to a prospective investor.

                                   OUR COMPANY

      We are a real estate investment trust, commonly referred to as a REIT, formed under the laws of the State of Ohio. Our operations are managed by our advisor, FUR Advisors LLC. Our common shares and Series A Cumulative Convertible Redeemable Preferred Shares are traded on the NYSE under the symbols "FUR" and "FUR-A", respectively. We conduct our business through First Union REIT L.P., a Delaware limited partnership which we refer to as the "operating partnership". We are the sole general partner of, and own all of the limited partnership interests in the operating partnership. Our operating partnership structure, commonly referred to as an umbrella partnership real estate investment trust or "UPREIT" structure, enables us to acquire properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in our operating partnership. We believe that this structure facilitates our ability to acquire portfolio and individual properties by enabling us to structure transactions which may defer tax gains for a seller while preserving our available cash for other purposes, including the payment of dividends and distributions.

      Our primary business is making investments in a variety of real estate transactions. In general, rather than focus on a particular type of real estate related asset or a specific geographic sector, we seek to invest in undervalued assets or investments that we believe present an opportunity to outperform the marketplace, either through time or through an infusion of capital and improved management. Consequently, with certain limitations, we seek to invest or acquire most types of real estate assets or securities, including direct ownership in real property and entities that own real property, loans secured by real property or entities that own real property and debt and equity securities of other REITs. In addition, as investments mature in value to the point where we are unlikely to achieve better than a market return on their then enhanced value, it is likely we will exit the investment and seek to redeploy our capital to higher yielding opportunities.

      In addition to our cash reserves and government securities, we currently own (i) an office building located in Indianapolis, Indiana commonly referred to as Circle Tower, (ii) 16 retail, office or mixed use properties that are triple net leased to investment grade corporate tenants, (iii) general and limited partnership interests in a limited partnership that owns an office building in Houston, Texas, (iv) a 25% participation interest in a first mortgage loan on a commercial property located in New York City's Chelsea area, (v) a first mortgage loan on a hotel in Clearwater Florida, (vi) approximately 7.2% of the outstanding shares of common stock of Sizeler Property Investors, Inc., a NYSE-listed REIT, (vii) mezzanine loans with respect to 24 office buildings/complexes located in the Chicago, Illinois metropolitan area and a limited liability company interest in each of the borrowing entities with respect to these loans, (viii) two office buildings in Amherst, New York that are triple net-leased to Ingram Micro Inc., (ix) a second mortgage loan with respect to an office building located in Chicago, Illinois, (x) equity interests in various public and private REITs and (xi) whole pool three year adjustable-rate Fannie Mae guaranteed mortgage-backed securities.

      Our principal executive offices are located at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114-9507, our telephone number is (617) 570-4614 and our Internet address is www.firstunion-reit.net. None of the information on our website that is not otherwise expressly set forth in or incorporated by reference in this prospectus or is a part of this prospectus.

                                  RISK FACTORS

      Prospective investors should carefully consider the risks described below. These risks are not the only ones that we may face. Additional risks not presently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations and hinder our ability to make expected distributions to our holders of beneficial interests.

Our Economic Performance and the Value of Our Real Estate Assets are Subject to the Risks Incidental to the Ownership and Operation of Real Estate Properties

      Our economic performance, the value of our real estate assets, both those presently held as well as future investments, and, therefore the value of an investment in us are subject to the risks normally associated with the ownership, operation and disposal of real estate properties and real estate related assets, including:

      o     changes in the general and local economic climate;

      o     competition from other properties;

      o trends in the retail industry, in employment levels and in consumer spending patterns;

      o     changes in interest rates and the availability of financing;

      o the cyclical nature of the real estate industry and possible oversupply of, or reduced demand for, space in the markets in which our properties are located;

      o     the attractiveness of our properties to tenants and purchasers;

      o changes in market rental rates and our ability to rent space on favorable terms;

      o     the bankruptcy or insolvency of tenants;

      o the need to periodically renovate, repair and re-lease space and the costs thereof;

      o     increases in maintenance, insurance and operating costs; and

      o civil unrest, acts of terrorism, earthquakes and other natural disasters or acts of God that may result in uninsured losses.

      In addition, applicable federal, state and local regulations, zoning and tax laws and potential liability under environmental and other laws may affect real estate values. Further, throughout the period that we own real property, regardless of whether a property is producing any income, we must make significant expenditures, including property taxes, maintenance costs, insurance costs and related charges and debt service. The risks associated with real estate investments may adversely affect our operating results and financial position, and therefore the funds available for distribution to you as dividends. As discussed below, we have mitigated some of these risks since a substantial portion of the properties we currently own are triple net leased to investment grade corporate tenants.

Ability of Our Advisor to Operate Properties Directly Affects Our Financial Condition

      The underlying value of our real estate investments, the results of our operations and our ability to make distributions to our holders of beneficial interests and to pay amounts due on our indebtedness will depend on the ability of our advisor to operate our properties and manage our other investments in a manner sufficient to maintain or increase revenues and to generate sufficient revenues in excess of our operating and other expenses.

The Loss of Our Advisor's Key Personnel Could Harm Our Operations and Adversely Affect the Value of Our Beneficial Interests

      We are dependent on the efforts of our advisor and, in particular, Michael
L. Ashner, the Chairman of our board of trustees and our chief executive officer, and Peter Braverman, our president as well as our other Executive Officers. While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations and adversely affect the value of our shares of beneficial interest.

We Face a Number of Significant Issues with Respect to the Properties We Own Which May Adversely Affect our Financial Performance

      Leasing Issues. With respect to our properties, we are subject to the risk that, upon expiration, leases may not be renewed, the space may not be leased, or the terms of renewal or leasing, including the cost of required renovations, may be less favorable than the current lease terms. This risk is substantial with respect to our net lease properties as single tenants lease 100% of each property. Leases accounting for approximately 0.3% of the aggregate 2005 annualized base rents from our properties, representing approximately 0.3% of the net rentable square feet at the properties, expire without penalty or premium through the end of 2005, and leases accounting for approximately 2.0% of aggregate 2005 annualized base rent from the properties, representing approximately 0.8% of the net rentable square feet at the properties, are scheduled to expire in 2006. Other leases grant tenants early termination rights upon payment of a termination penalty. Lease expirations will require us to locate new tenants and negotiate replacement leases with tenants. The costs for tenant improvements, tenant inducements and leasing commissions are traditionally greater than costs relating to renewal leases. If we are unable to promptly relet or renew leases for all or a substantial portion of the space subject to expiring leases, if the rental rates upon such renewal or reletting are significantly lower than expected or if our reserves for these purposes prove inadequate, our revenue and net income could be adversely affected.

      Bankruptcy of Tenant. A tenant may experience a downturn in its business, which could result in the tenant's inability to make rental payments when due. In addition, a tenant may seek the protection of bankruptcy, insolvency or similar laws, which could result in the rejection and termination of such tenant's lease and cause a reduction in our cash flows. If this were to occur at a net leased property, the entire property would become vacant.

      We cannot evict a tenant solely because of its bankruptcy. A court, however, may authorize a tenant to reject and terminate its lease. In such a case, our claim against the tenant for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease. In any event, it is unlikely that a bankrupt tenant will pay in full the amounts it owes us under a lease. The loss of rental payments from tenants could adversely affect our cash flows and operations.

      In February 2005, Winn-Dixie Stores, Inc., the tenant at our Jacksonville, Florida property, filed for protection under Chapter 11 of the United States Bankruptcy Code. We have not received notification as to whether Winn-Dixie will assume or reject its lease. If it elects to reject its lease, the lease will be terminated and we will become responsible for all costs associated with the property. If the lease is rejected, we will seek to re-tenant or sell the property. Until such time as Winn-Dixie makes its election, all rents, totaling approximately $1,500,000 per year, and other payments due under the lease from and after the date of Winn-Dixie's bankruptcy filing are required to be paid.

      Tenant Concentration. Our Circle Tower property does not have any individual tenant that occupies 10% or more of the space at the property or whose rental payments account for 10% or more of the rental revenue at the property. Accordingly, it is unlikely that the financial weakness or relocation of a single tenant would adversely affect our cash flows. However, in the future it is possible that a single tenant at the Circle Tower property could occupy a significant portion of the leasable space or provide a substantial portion of the properties rental revenue.

      With respect to the net leased properties, leases with Viacom, The Kroger Co. and Winn-Dixie represent approximately 48%, 21% and 18%, respectively of the total rentable square footage of the net leased properties. Accordingly, the financial weakness of any of these tenants could negatively impact our operations.

      Competition. We compete with numerous other properties and companies, including other REITS, lending institutions and large investors for tenants and the acquisition of additional properties and related investments. Some of these competitors have greater resources than we do and we may not be able to compete successfully with them. No assurances can be given that such competition will not adversely affect our revenues.

Lease Payments on Our Net Leased Properties Are Subject to the Credit Worthiness of the Tenants

      The lease agreements for our net leased properties obligate the tenant to pay all costs associated with the property, including real estate taxes, ground rent, insurance, utilities and maintenance costs. In addition, the lease payments are designed to be sufficient to satisfy the debt service requirements on the loans encumbering the properties. Accordingly, if the tenant were to experience financial difficulty and default on its lease payments, we would either have to assume such obligations or risk losing the property through foreclosure. Any such default would have a negative impact on our revenues.

The Mortgage Loans We Invest In Are Subject to Delinquency, Foreclosure and Loss

      Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix; success of tenant businesses; property management decisions; property location and condition; competition from comparable types of properties; changes in laws that increase operating expense or limit rents that may be charged; the need to address environmental contamination at the property; the occurrence of any uninsured casualty at the property; changes in national, regional or local economic conditions and/or specific industry segments; declines in regional or local real estate values; declines in regional or local rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; terrorism; social unrest; and civil disturbances.

      In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative affect on our anticipated return on the foreclosed mortgage loan.

Mezzanine Loans Involve Greater Risks of Loss than Senior Loans Secured by Income Producing Properties

      Our investments include mezzanine loans with respect to 24 office buildings/complexes in the Chicago metropolitan area. These loans are secured by a pledge of the ownership interests of the entity that owns each of the properties. We also may make additional investments in mezzanine loans. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Our Investments in REIT Securities Are Subject to Specific Risks Relating to the Particular REIT Issuer of the Securities and to the General Risks of Investing in Subordinated Real Estate Securities

      Our investments in REIT securities, such as our investment in Sizeler, involve special risks. REITs generally are required to substantially invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed herein. Our investments in REIT securities are subject to the risks described herein with respect to an investment in our equity securities, including (i) risks generally incident to interests in real property, (ii) risks associated with the failure to maintain REIT qualification, and (iii) risks that may be presented by the type and use of a particular commercial property. In the case of Sizeler, we have also proposed an opposition slate of three directors for election at Sizeler's next annual meeting which Sizeler has announced will take place during the 30-day period starting September 29, 2005.

Investing in Private Companies Involves a High Degree of Risk

      We have ownership interests in, and may acquire additional ownership interests in, private companies not subject to the reporting requirements of the Securities and Exchange Commission. Investments in private businesses involve a higher degree of business and financial risk, which can result in substantial losses and accordingly should be considered very speculative. There is generally no publicly available information about these private companies, and we will rely significantly on the due diligence of our advisor to obtain information in connection with our investment decisions.

We May Not Be Able to Invest Our Cash Reserves in Suitable Investments

      At May 31, 2005, we had $87,271,786 and cash equivalents available for investment. Our ability to generate increased revenues is dependent upon our ability to invest these funds in real estate related assets that will ultimately generate favorable returns.

We Have Significant Distribution Obligations to Holders of Our Preferred Stock

      The provisions of our existing preferred stock currently require us to make annual distributions aggregating approximately $8,565,000 before any distributions may be made on our common shares.

We May Acquire or Sell Additional Assets or Additional Properties. Our Failure or Inability to Consummate These Transactions or Manage the Results of These Transactions Could Adversely Affect Our Operations and Financial Results

      We may acquire properties or acquire other real estate companies when we believe that an acquisition is consistent with our business strategies. We may not, however, succeed in consummating desired acquisitions. Also, we may not succeed in leasing newly acquired properties at rents sufficient to cover their costs of acquisition and operation. Difficulties in integrating acquisitions may prove costly or time-consuming and could consume too much of management's attention.

We May Not Be Able to Obtain Capital to Make Investments

      At such time as we utilize our cash reserves, we will be dependent primarily on external financing to fund the growth of our business. This is because one of the requirements of the Code for a REIT is that it distribute 90% of its net taxable income, excluding net capital gains, to its shareholders. There is a separate requirement to distribute net capital gains or pay a corporate level tax. Our access to debt or equity financing depends on the willingness of third parties to lend or make equity investments and on conditions in the capital markets generally. We and other companies in the real estate industry have experienced limited availability of financing from time to time. Although we believe that we will be able to finance any investments we may wish to make in the foreseeable future, requisite financing may not be available on acceptable terms.

Factors That May Cause Us to Lose Our New York Stock Exchange Listing

      If we were to fail to qualify as a REIT, we might lose our listing on the NYSE. Whether we would lose our NYSE listing would depend on a number of factors besides REIT status, including the number of holders of beneficial interests and amount and composition of our assets. If we were to lose our NYSE listing, we would likely try to have our common shares listed on another national securities exchange.

Dependence on Qualification As a REIT; Tax and Other Consequences If REIT Qualification Is Lost

      Although we believe that we have been and will remain organized and have operated and will continue to operate so as to qualify as a REIT for federal income tax purposes, we cannot assure this result. Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Internal Revenue Code, which we refer to as the Code, for which there are only limited judicial or administrative interpretations. Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

      If, with respect to any taxable year, we fail to maintain our qualification as a REIT and certain relief provisions do not apply, we could not deduct distributions to our shareholders in computing our taxable income and would have to pay federal corporate income tax (including any applicable alternative minimum tax) on our taxable income. If we had to pay federal income tax, the amount of money available to distribute to our shareholders would be reduced for the year or years involved, and we would no longer be required to pay dividends to our shareholders. In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost, unless we were entitled to relief under the relevant statutory provisions.

      Although we currently intend to operate in a manner designed to allow us to continue to qualify as a REIT, future economic, market, legal, tax or other considerations may cause us to revoke the REIT election. In that event, we and our shareholders would no longer be entitled to the federal income tax benefits applicable to a REIT.

In Order to Maintain Our Status As a REIT, We May Be Forced To Borrow Funds During Unfavorable Market Conditions

      To qualify as a REIT, we generally must pay dividends to our shareholders equal to at least 90% of our REIT taxable income each year, excluding capital gains. This requirement limits our ability to accumulate capital. We may not have sufficient cash or other liquid assets to meet REIT dividend requirements. As a result, we may need to incur debt to fund required dividends when prevailing market conditions are not favorable.

      Difficulties in meeting dividend requirements may arise as a result of:

      o differences in timing between when we must recognize income for U.S. federal income tax purposes and when we actually receive cash;

      o     the effect of capital expenditures;

      o     the creation of reserves; or

      o     required debt or amortization payments.

      If we are unable to borrow funds on favorable terms, our ability to pay dividends to our shareholders may suffer, in which event our ability to qualify as a REIT may be adversely affected.

Liquidity of Real Estate

      Real estate investments are relatively illiquid. Our ability to vary our real estate portfolio in response to changes in economic and other conditions will therefore be limited. If we decide to sell an investment, no assurance can be given that we will be able to dispose of it in the time period we desire or that the sales price of any investment will recoup or exceed the amount of our investment.

Additional Regulations Applicable to Our Properties May Require Substantial Expenditures to Ensure Compliance, Which Could Adversely Affect Cash Flows and Operating Results

      Our properties are subject to various federal, state and local regulatory requirements such as local building codes and other similar regulations. If we fail to comply with these requirements, governmental authorities may impose fines on us or private litigants may be awarded damages against us.

      We believe that our properties are currently in substantial compliance with all applicable regulatory requirements. New regulations or changes in existing regulations applicable to our properties, however, may require that we make substantial expenditures to ensure regulatory compliance, which would adversely affect cash flows and operating results. This risk is mitigated for our net leased properties as the lease agreements for those properties require the tenant to comply with all applicable regulatory requirements.

Increases in Property Taxes Could Affect Our Ability to Make Shareholder Distributions

      Our real estate investments are all subject to real property taxes. The real property taxes on properties which we own may increase or decrease as property tax rates change and as the value of the properties are assessed or reassessed by taxing authorities. Increases in property taxes may have an adverse affect on us and our ability to pay dividends to our holders of beneficial interests and to pay amounts due on our indebtedness. This risk is mitigated for our net leased properties as the lease agreements for those properties require the tenant to pay all property taxes.

Environmental Liabilities

      The obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation, may affect our operating costs. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on or under the property. Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and whether or not such substances originated from the property. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect our ability to borrow by using such real property as collateral. We maintain insurance related to potential environmental issues on our current and previously owned properties.

      Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs") into the environment. In addition, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the use or transfer of property, and these restrictions may require expenditures. In connection with the ownership and operation of any of our properties, we and the lessees of these properties may be liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect our ability to pay amounts due on indebtedness and dividends to holders of beneficial interests. This risk is mitigated for our net leased properties as the lease agreements for those properties require the tenant to comply with all environmental laws and indemnify us for any loss relating to environmental liabilities.

      Prior to undertaking major transactions, we hire independent environmental experts to review specific properties. We have no reason to believe that any environmental contamination or violation of any applicable law, statute, regulation or ordinance governing hazardous or toxic substances has occurred or is occurring, except for the property located in Jacksonville, Florida, which is triple-net leased to Winn Dixie. Under the terms of its lease, Winn Dixie is responsible for the remediation of petroleum related contamination encountered in the ground water during removal of underground storage tanks. We are monitoring the process of remediation. Our advisor also endeavors to protect us from acquiring contaminated properties or properties with significant compliance problems by obtaining site assessments and property reports at the time of acquisition when it deems such investigations to be appropriate. There is no guarantee, however, that these measures will successfully insulate us from all such liabilities.

      Given the nature of the contamination at the Jacksonville property and the inclusion of a substantial portion of the costs associated with the remediation being covered by a State sponsored plan, we do not believe that if Winn-Dixie were relieved of its obligation in connection with its recent bankruptcy filing the costs borne by us would be material.

Compliance With the Americans With Disabilities Act of 1990 May Affect Distributions

      Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that we are not in compliance with the ADA could result in the imposition of fines and/or an award of damages to private litigants. If we were required to make significant modifications to comply with the ADA, there could be a material adverse affect on our ability to pay amounts due on our indebtedness or to pay dividends to our holders of beneficial interests. This risk is mitigated for our net leased properties as the lease agreements for those properties require the tenant to comply with all ADA requirements.

Uninsured and Underinsured Losses

      We may not be able to insure our properties against losses of a catastrophic nature, such as terrorist acts, earthquakes and floods, because such losses are uninsurable or are not economically insurable. We will use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on our investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment and also may result in certain losses being totally uninsured. Inflation, changes in building codes, zoning or other land use ordinances, environmental considerations, lender imposed restrictions and other factors also might make it not feasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds, if any, received by us might not be adequate to restore the Trust's economic position with respect to such property. With respect our net lease properties, under the lease agreements for such properties the tenant is required to adequately insure the property.

Inability to Refinance

      We are subject to the normal risks associated with debt and preferred stock financings, including the risk that our cash flow will be insufficient to meet required payments of principal and interest and distributions and the risk that indebtedness on our properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due, or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness. If we were unable to refinance the indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, which might result in losses to us, which losses could have a material adverse affect on us and our ability to pay dividends to our holders of beneficial interests and to pay amounts due on our indebtedness. Furthermore, if a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagor could foreclose upon the property, appoint a receiver or obtain an assignment of rents and leases or pursue other remedies, all with a consequent loss of revenues and asset value to us. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT distribution requirements of the Code.

We Leverage Our Portfolio, Which May Adversely Affect Our Return on Our Investments and May Reduce Cash Available for Distribution

      We seek to leverage our portfolio through borrowings. Our return on investments and cash available for distribution to holders of beneficial interests may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets. Our debt service payments reduce the net income available for distributions to holders of beneficial interests. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or forced sale to satisfy our debt obligations. A decrease in the value of the assets may lead to a requirement that we repay certain borrowings. We may not have the funds available to satisfy such repayments.

Rising Interest Rates

      We have incurred and may in the future incur indebtedness that bears interest at variable rates. Accordingly, increases in interest rates would increase our interest costs to the extent that the related indebtedness was not protected by interest rate protection arrangements, which could have a material adverse effect on us and our ability to pay dividends to our holders of beneficial interests and to pay amounts due on our indebtedness or cause us to be in default under certain debt instruments. In addition, an increase in market interest rates may encourage holders to sell their common shares and reinvest the proceeds in higher yielding securities, which could adversely affect the market price for the Common Shares.

Ownership Limitations in Our Bylaws May Adversely Affect the Market Price of Our Common Shares

      Our bylaws contain an ownership limitation that is designed to prohibit any transfer that would result in our being "closely-held" within the meaning of
Section 856(h) of the Code. This ownership limitation, which may be waived by our board of trustees, generally prohibits ownership, directly or indirectly, by any single stockholder of more than 9.8% of the common shares. Our board has waived this ownership limitation on a number of occasions described below under "DESCRIPTION OF OUR COMMON SHARES--Restriction on Size of Holdings". Unless the board waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights; are not considered outstanding for quorum or voting purposes; and are not be entitled to dividends, interest or any other distributions with respect to the securities. The ownership limit may have the effect of inhibiting or impeding a change of control over us or a tender offer for our common shares.

We Must Manage Our Investments In A Manner That Allows Us To Rely On An Exemption From Registration Under The Investment Company Act In Order To Avoid The Consequences Of Regulation Under That Act

      We intend to operate so that we are exempt from registration as an investment company under the Investment Company Act. Therefore the assets that we may invest in, or acquire, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. The investments that we must make for us to be exempt from registration may not represent an optimum use of our investable capital when compared to the available investments we target pursuant to our investment strategy.

                        DESCRIPTION OF OUR COMMON SHARES

      The following summary of the material terms and provisions of our common shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust and our bylaws, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our common shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections entitled "WHERE YOU CAN FIND MORE INFORMATION" on page 59 of this prospectus and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" on page 60 of this prospectus.

General

      We are authorized to issue an unlimited number of common shares. As of June 20, 2005 there were 32,058,913 common shares outstanding. All our common shares are entitled to participate equally in any distributions thereon declared by us. Subject to the provisions of our bylaws regarding excess securities and the provisions of our preferred shares described below, each outstanding common share entitles the holder to one vote on all matters voted on by shareholders. Shareholders have no preemptive rights. The outstanding common shares are fully paid and non-assessable and have equal liquidation rights. The common shares are fully transferable except that their issuance and transfer may be regulated or restricted by us in order to assure our qualification for taxation as a REIT. See "--Restriction on Size of Holdings." The common shares are not redeemable at our option or at the option of any shareholder. Our board of trustees is generally authorized without shareholder approval to borrow money and issue obligations and equity securities which may or may not be convertible into common shares and warrants, rights or options to purchase common shares; and to issue other securities of any class or classes which may or may not have preferences or restrictions not applicable to our common shares. The issuance of additional common shares or such conversion rights, warrants or options may have the effect of diluting the interest of shareholders. Annual meetings of the shareholders are held on the second Tuesday of the fourth month following the close of each fiscal year at such place as the trustees may from time to time determine. Special meetings may be called at any time and place when ordered by a majority of the Trustees, or upon written request of the holders of not less than 25% of the outstanding common shares.

Shareholder Liability

      Our declaration of trust provides that no shareholder shall be personally liable in connection with our property or affairs, and that all persons shall look solely to our property for satisfaction of claims of any nature arising in connection with our affairs.

      Under present Ohio law, no personal liability will attach to our shareholders, but with respect to tort claims, contract claims where liability of shareholders is not expressly negated, claims for taxes and certain statutory liabilities, our shareholders may in some jurisdictions other than the State of Ohio be held personally liable to the extent that such claims are not satisfied by us, in which event the shareholders would, in the absence of negligence or misconduct on their part, be entitled to reimbursement from our general assets. We carry comprehensive general liability insurance in a form typically available in the marketplace which our trustees consider adequate. To the extent our assets and insurance would be insufficient to reimburse a shareholder who has been required to pay a claim against us, the shareholder would suffer a loss. The statements in this paragraph and the previous paragraph also apply to holders of our preferred shares of beneficial interest, although any possible liability of such holders would be further reduced by the greater limitations on their voting power.

Voting Rights

      Subject to the provisions of our bylaws regarding restrictions on transfer and ownership of common stock, you will have one vote per share on all matters submitted to a vote of shareholders. Shareholders are currently granted the right by a majority vote or a supermajority vote, as the case may be, (i) to elect trustees, (ii) to approve or disapprove certain transfers of our assets or mergers involving us, (iii) to approve or disapprove amendments to our declaration of trust, (iv) when removal is proposed by all other trustees, to approve removal of any trustee, (v) to waive the ownership limit (see "Restriction on Size of Holdings," below) if greater than a majority but less than 70% of the trustees approve such waiver and (vi) to approve our incurrence of indebtedness in excess of 83 (1)/3% of the value of our assets. We have no fixed duration and will continue indefinitely, unless terminated as provided in our declaration of trust.

      As described below under "DESCRIPTION OF OUR PREFERRED SHARES", the holders of our preferred shares have voting rights on various matters. These include the right of holders of our Series B-1 Shares to elect one trustee and an additional right to elect one-third of the trustees if we fail to comply with specific provisions of the certificate of designations for the Series B-1 Preferred Shares. We are also required to obtain the approval of preferred shareholders if we seek to take specific actions that are also described below.

Transfer Agent and Registrar

      The transfer agent and registrar for our common shares is National City Bank.

Restriction on Size of Holdings

      Our bylaws restrict beneficial or constructive ownership of our outstanding capital stock by a single person, or persons acting as a group, to 9.8% of our common shares, which limitation assumes that all securities convertible into our common shares owned by such person or group of persons have been converted. The purpose of these provisions is to protect and preserve our

REIT status. For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned by five or fewer individuals at any time during the last half of our taxable year. The provision permits five persons each to acquire up to a maximum of 9.8% of our common shares, or an aggregate of 49% of the outstanding common shares, and thus, assists our trustees in protecting and preserving REIT status for tax purposes.

      Unless the board waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights; are not considered outstanding for quorum or voting purposes; and are not be entitled to dividends, interest or any other distributions with respect to the securities. Waivers or bylaw amendments have been granted or approved for (i) FUR Investors LLC which can hold up to 33% or our common and preferred shares, (ii) Kensington Investment Group, Inc. which can hold up to 3,446,622 common shares, and (iii) certain of the holders of our Series B-1 Preferred Shares. In each case we conditioned the waivers and amendments on compliance with additional requirements designed to preserve our REIT status.

      Our declaration of trust provides that the share ownership limit contained in the bylaws may be amended from time to time with the approval of either (i) 70% of the trustees then in office or (ii) a majority of the trustees then in office and the approval of at least 70% of the holders of our outstanding common shares.

Trustee Liability

      Our declaration of trust provides that our trustees will not be individually liable for any obligation or liability incurred by or on our behalf or by trustees for our benefit and on our behalf. Under our declaration of trust and Ohio law respecting business trusts, trustees are not liable to us or to our shareholders for any act or omission except for acts or omissions which constitute bad faith, willful misfeasance, gross negligence or reckless disregard of duties to us and our shareholders.

                       DESCRIPTION OF OUR PREFERRED SHARES

      The following summary of the material terms and provisions of our preferred shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust, including any applicable articles supplementary, amendment or annex to our declaration of trust designating the terms of a series of preferred shares, and our bylaws, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections entitled "WHERE YOU CAN FIND MORE INFORMATION" on page 59 of this prospectus and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" on page 60 of this prospectus.

General

      Subject to limitations as may be prescribed by Ohio law and our bylaws and declaration of trust, our board of trustees is authorized to issue without the approval of our shareholders, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each such series. We currently have outstanding two series of preferred shares: Series A Cumulative Convertible Redeemable Preferred Shares of beneficial interest, $25.00 par value, which we refer to as the Series A Preferred Shares and Series B-1 Cumulative Convertible Redeemable Preferred Shares of beneficial interest, $1.00 par value, which we refer to as the Series B-1 Preferred Shares. Please see "Terms of Our Series A Preferred Stock" and "Terms of Our Series B-1 Preferred Stock" below for more information of the terms of such currently outstanding series of preferred shares.

      The preferred shares offered hereby will, when issued against payment therefor, be fully paid and nonassessable and will not be subject to preemptive rights. Our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the then-current market price of their shares.

Terms

      Reference is made to the applicable prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

(1)   the title and stated value of the preferred shares;

(2) the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

(3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(4) the date from which dividends on the preferred shares shall accumulate, if applicable;

(5)   the provisions for a sinking fund, if any, for the preferred shares;

(6)   the provisions for redemption, if applicable, of the preferred shares;

(7)   any listing of the preferred shares on any securities exchange;

(8) the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price, or manner of calculation thereof;

(9) a discussion of federal income tax considerations applicable to the preferred shares;

(10) the relative ranking and preferences of the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(11) any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(12) any limitations on direct or beneficial ownership of our securities and restrictions on transfer of our securities, in each case as may be appropriate to preserve our status as a REIT; and

(13) any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

      Unless otherwise specified in the applicable prospectus supplement, the preferred shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, and allocation of our earnings and losses: (i) senior to all classes or series of our common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares. As used in this prospectus, the term "equity securities" does not include convertible debt securities.

Dividends

      Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if declared by our board of trustees, out of assets legally available for payment. Dividends will be paid at such rates and on such dates as will be set forth in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our share transfer books on the applicable record dates fixed by our board of trustees. Dividends on any series of our preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

Redemption

      If so provided in the applicable prospectus supplement, the preferred shares offered thereby will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to our preferred shares, the holders of our preferred shares shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our other outstanding equity securities ranking on a parity with the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred shares and the holders of such other outstanding equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If liquidating distributions are made in full to all holders of our preferred shares, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares.

      If we consolidate or merge with or into, or sell, lease or convey all or substantially all of our property or business to, any corporation, trust or other entity, such transaction shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

      Unless otherwise from time to time required by law, or as otherwise indicated in the applicable prospectus supplement, holders of our preferred shares will not have any voting rights.

Conversion Rights

      The terms and conditions, if any, upon which our preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Ownership

      For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any series of our preferred shares. Therefore, the applicable amendment or annex to our declaration of trust designating the terms of a series of preferred shares may contain provisions restricting the ownership and transfer of such preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to the preferred shares being offered thereby. See "Terms of Our Series A Preferred Stock--Restrictions on Ownership" and "Terms of Our Series B-1 Preferred Stock--Restrictions on Ownership."

Transfer Agent

      The transfer agent and registrar for our Series A Preferred Shares and Series B-1 Preferred Shares is National City Bank. The transfer agent and registrar for our other series of preferred shares will be set forth in the applicable prospectus supplement.

Terms of Our Series A Preferred Stock

General

      In October 1996 we issued 2,300,000 Series A Preferred Shares and as of April 30, 2005 983,082 Series A Preferred Shares were outstanding. The Series A Preferred Shares are listed on the NYSE under the symbol "FUR-A." The following description sets forth certain general terms and provisions of the Series A Preferred Shares. The statements below describing the Series A Preferred Shares do not purport to be complete and are in all respects subject to, and qualified in their entirety by reference to, the terms and provisions of the certificate of designations authorizing the Series A Preferred Shares, our declaration of trust and our bylaws.

      The holders of our Series A Preferred Shares have no pre-emptive rights with respect to any shares of capital stock or any of our other securities convertible into or carrying rights or options to purchase any such shares. Our Series A Preferred Shares are not subject to any sinking fund or other obligation of ours to redeem or retire the Series A Preferred Shares. Unless converted into common shares or redeemed by us, the Series A Preferred Shares have a perpetual term, with no maturity.

Rank

      Our Series A Preferred Shares rank senior to all of our common shares and on a parity with our Series B-1 Preferred Shares and our Series B-2 Preferred Shares described below as to the payment of dividends and distributions of assets on liquidation, dissolution or winding up. We refer below to all shares ranking on a parity with Series A Preferred Stock as parity shares and all shares ranking junior to our Series A Preferred Shares as junior shares.

Distributions

      Holders of our Series A Preferred Shares are entitled to receive, when, as and if declared by our board of trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share equal to the greater of $2.10 per share, which is equivalent to 8.4% of the liquidation preference per annum, or the cash distributions on our common shares into which a Series A Preferred Share is convertible.

      Distributions on our Series A Preferred Shares accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not distributions are declared. Accrued but unpaid distributions on our Series A Preferred Shares do not bear interest. Holders of the Series A Preferred Shares are not entitled to any distributions in excess of full cumulative distributions described above.

      Unless full cumulative distributions on our Series A Preferred Shares have been declared and paid or declared and an amount set apart for payment for all past distribution periods and the then current distribution period, no distributions, other than in common shares or other junior shares, will be declared or paid or set aside for payment upon the common shares or any other junior shares, nor will any common shares or any other junior shares be redeemed, purchased or otherwise acquired for any consideration or any money paid for a sinking fund for the redemption of any such shares.

      When distributions are not paid in full or set apart for payment on the Series A Preferred Stock and any parity shares, all distributions declared on Series A Preferred Stock and any parity shares will be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and unaccumulated and unpaid on such parity shares.

Liquidation Rights

      Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Shares will be entitled to receive their liquidation preference, before any distribution or payment is made to the holders of any junior shares. The liquidation preference is $25.00 per share, plus an amount equal to all accrued and unpaid distributions. After payment of the liquidation preference, the holders of Series A Preferred Shares will have no right to any of our remaining assets.

      If liquidating distributions have been made in full to all holders of Series A Preferred Shares and all other parity shares, our remaining assets will be distributed among the holders of any other classes of junior shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other entity, the sale, lease or conveyance of all or substantially all of our property or business or a statutory share exchange will not be deemed to constitute our liquidation, dissolution or winding up.

Redemption

      Our Series A Preferred Shares may not be redeemed for cash. Our Series A Preferred Shares are redeemable at our option, in whole or in part, for such number of common shares equal to the $25 per share liquidation preference of the Series A Preferred Shares to be redeemed, without regard to accrued and unpaid distributions, divided by the applicable conversion price as of the opening of business on the date set for such redemption, subject to adjustment in certain circumstances as described below. See " --Conversion Price Adjustments." The conversion price is currently $5.0824 per common share which means that 4.92 common shares would be issuable for each Series A Preferred Share that is redeemed. We may exercise this option only if for 20 trading days, within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of our common shares on the NYSE equals or exceeds the conversion price per share. See "--Conversion Price Adjustments."

Voting Rights

      Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of Series A Preferred Shares have no voting rights.

      If six quarterly distributions payable on the Series A Preferred Shares or any parity shares are in arrears, the number of trustees then constituting the board of trustees will be increased by two, and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of parity shares, will have the right to elect two additional trustees to serve on the board of trustees at any annual meeting of shareholders or a properly called special meeting and at each subsequent annual meeting of shareholders until all such distributions and distributions for the current quarterly period on the Series A Preferred Shares and such parity shares have been paid or declared and paid or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights.

      The approval of two-thirds of the outstanding Series A Preferred Shares and all other parity shares, voting as a single class, is required in order to:

      o amend our declaration of trust, bylaws or the applicable certificate(s) of designations to affect materially and adversely the rights, preferences or voting power of the holders of the Series A Preferred Shares and/or the parity shares, as applicable;

      o enter into a share exchange that affects the Series A Preferred Shares, permit us to consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each Series A Preferred Share remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption identical to that of a Series A Preferred Share, except for changes that do not materially and adversely affect the holders of the Series A Preferred Shares; or

      o authorize, reclassify, create or increase the authorized amount of any class of shares of beneficial interest having rights senior to the Series A Preferred Shares as to distributions or in the distribution of assets. However, we may create additional classes of parity shares and shares ranking junior to the Series A Preferred Shares as to distributions or in the distribution of assets, increase the authorized number of parity shares and junior shares and issue additional series of parity shares and junior shares without the consent of any holder of Series A Preferred Shares.

      Series A Preferred Shares and parity shares will be entitled to one vote for each $25 of liquidation preference on all matters on which they are entitled to vote.

Conversion Rights

      Our Series A Preferred Shares are convertible, in whole or in part, at any time, unless previously redeemed, at the option of the holders, into common shares at a current conversion price of $5.0824 per common share which means that 4.92 common shares would be issuable for each Series A Preferred Share. This conversion price is subject to adjustment as described below. See "--Conversion Price Adjustments." The right to convert Series A Preferred Shares called for redemption will terminate at the close of business on the redemption date for such Series A Preferred Shares.

Conversion Price Adjustments

      The conversion price is subject to adjustment upon certain events, including:

      o     distributions payable in common shares;

      o the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share, which, as defined, includes an adjustment for underwriting commissions avoided in rights offerings to shareholders;

      o     subdivisions, combinations and reclassifications of common shares;

      o distributions to all holders of common shares of any of our capital stock, other than common shares, evidences of our indebtedness or assets, including securities, but excluding those rights, warrants and distributions referred to above and excluding permitted common share cash distributions referred to below; and

      o payment in respect of a tender or exchange offer by us or any subsidiary of ours for common shares if the cash and value of any other consideration included in such payment per common share as determined by our board of trustees exceeds the current market price per common share on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

      "Permitted common share cash distributions" are those cumulative cash distributions paid with respect to the common shares after December 31, 1995 which are not in excess of the following: the sum of (i) our cumulative undistributed income from operations and capital gains and cumulative depreciation and amortization at December 31, 1995, plus (ii) the cumulative amount of net income before distributions accrued or paid on our Series A Preferred Shares, plus depreciation and amortization, after December 31, 1995, minus (iii) the cumulative amount of distributions accrued or paid on the Series A Preferred Shares or any other class of preferred shares after the date of original issue of the Series A Preferred Shares. In addition to the foregoing adjustments, we are permitted to make such reductions in the conversion price as we consider to be advisable in order that any event treated for federal income tax purposes as a distribution of stock or stock rights will not be taxable to the holders of the common shares.

Restrictions on Ownership

      With limited exceptions, no person, or persons acting as a group, may beneficially own more than 25% of our Series A Preferred Shares outstanding at any time, except as a result of our redemption of any Series A Preferred Shares; provided that after any redemption, additional Series A Preferred Shares acquired by such person will be subject to the foregoing preferred shares ownership limit provision. Series A Preferred Shares owned in excess of the preferred shares ownership limit provision are not entitled to dividends, interest or any other distribution with respect to such shares, are not entitled to any conversion rights, are not entitled to any voting rights, and shall not be considered outstanding for quorums or voting purposes.

      With limited exceptions, no person or persons acting as a group may beneficially own more than 9.8% of our common shares, which limitation assumes that all securities convertible into common shares owned by such person or group of persons, such as the Series A Preferred Shares, have been converted.

Terms of Our Series B-1 Preferred Shares

General

      In February and June 2005 we issued 4,000,000 of our Series B-1 Preferred Shares. The Series B-1 Preferred Shares are not listed for trading on any securities exchange or national quotation market. The following description sets forth certain general terms and provisions of the Series B-1 Preferred Shares. The statements below describing the Series B-1 Preferred Shares do not purport to be complete and are in all respects subject to, and qualified in their entirety by reference to, the respective terms and provisions of the certificate of designations authorizing the Series B-1 Preferred Shares, our declaration of trust and our bylaws. Each Series B-1 Preferred Share has a $25.00 liquidation preference.

Rank

      Our Series B-1 Preferred Shares rank on a parity with our Series A Preferred Shares and our Series B-2 Preferred Shares described below and are senior to our common shares and all other preferred stock and other equity securities as to the payment of dividends and distributions of assets on liquidation, dissolution or winding up. We refer below to all shares ranking on a parity with our Series B-1 Preferred Shares as parity shares and all shares ranking junior to our Series A Preferred Shares as junior shares.

Distributions

      Holders of our Series B-1 Preferred Shares are entitled to receive, when, as and if declared by our board of trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share equal to the greater of $1.625 per share per annum which is equivalent to 6.5% of the liquidation preference per annum, or the cash distributions on our common shares into which a Series B-1 Preferred Share is convertible.

      If we pay any dividend to holders of Series A Preferred Shares and fail to pay a dividend to the holders of the Series B-1 Preferred Shares, or we fail to redeem Series B-1 Preferred Shares as described under "Redemption" below, then dividends will thereafter accrue on Series B-1 Preferred Shares at a rate 250 basis points higher than the distribution rate described above. Once we are again in compliance with our applicable obligations, the dividend rate will revert back to the rate described above.

      Distributions on our Series B-1 Preferred Shares accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not distributions are declared. Accrued but unpaid distributions on our Series B-1 Preferred Shares do not bear interest. Holders of the Series B-1 Preferred Shares are not entitled to any distributions in excess of full cumulative distributions as described above.

      Unless full cumulative distributions on our Series B-1 Preferred Shares have been declared and paid or declared and an amount set apart for payment for all past distribution periods and the then current distribution period, no distributions, other than in common shares or other junior shares, will be declared or paid or set aside for payment upon the common shares or any other junior shares, nor will any common shares or any other junior shares be redeemed, purchased or otherwise acquired for any consideration, or any money paid for a sinking fund for the redemption of any such shares.

      When distributions are not paid in full or set apart for payment on the Series B-1 Preferred Shares and any parity shares, all distributions declared on Series B-1 Preferred Shares and any parity shares will be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B-1 Preferred Shares and unaccumulated and unpaid on such parity shares.

Liquidation Rights

      Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series B-1 Preferred Shares will be entitled to receive their liquidation preference before any distribution or payment is made to the holders of any junior shares. The liquidation preference is $25.00 per share, plus an amount equal to all accrued and unpaid distributions. After payment of the liquidation preference, the holders of Series B-1 Preferred Shares will have no right to any of our remaining assets.

      If liquidating distributions have been made in full to all holders of Series B-1 Preferred Shares and all other parity shares, our remaining assets will be distributed among the holders of any other classes of junior shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other entity, the sale, lease or conveyance of all or substantially all of our property or business or a statutory share exchange will not be deemed to constitute our liquidation, dissolution or winding up.

Redemption

      All Series B-1 Preferred Shares that are outstanding on February 28, 2012 will be redeemed for their liquidation preference of $25.00 per share, plus all accrued and unpaid distributions.

      In the event of a "compliance failure", which we define below, each holder of Series B-1 Preferred Shares will have the right to require us to redeem all or any portion of their Series B-1 Preferred Shares at a price per share equal to the higher of:

      o the average current market price of the common shares issuable upon conversion of such holder's Series B-1 Preferred Shares over the five trading days preceding the day immediately before receipt by us of the holder's redemption election notice; and

      o 150% of the liquidation preference of such Series B-1 Preferred Shares if such redemption election notice is given prior to February 28, 2008, or 110% of the liquidation preference of such Series B-1 Preferred Shares if such redemption election notice is given on or after February 28, 2008 but prior to February 28, 2010, or 100% of the liquidation preference of such Series B-1 Preferred Shares if such redemption election notice is given on or after February 28, 2010.

      The occurrence of any of the following events will be considered a "compliance failure":

      (1) the sale, lease or conveyance to a third party of substantially all our assets, our consolidation or merger with or into another entity if the holders of our voting securities do not hold a majority of the voting securities of the surviving entity or if Michael Ashner, our chief executive officer, does not continue to serve as chief executive officer or of the surviving entity, or the sale in a single transaction or series of related transactions of a majority of our issued and outstanding common shares;

      (2) the departure or termination, whether voluntarily or involuntarily, of Michael Ashner, other than in the event of his death or disability, or a breach by Mr. Ashner of his services agreement with us;

      (3) any delay in the audit of our consolidated annual financial statements for a given fiscal year for more than 180 calendar days after the end of such fiscal year;

      (4) our failure to comply with the Sarbanes-Oxley Act of 2002; and

      (5) our failure to quality as a REIT or the delisting or our common shares by the NYSE.

We refer to the events described above in clause (1) as a "change of control". If a change of control takes place within 12 months after the death or disability of Michael Ashner, then each holder of Series B-1 Preferred Shares will also have the right to require us to redeem their Series B-1 Preferred Shares at 100% or their liquidation preference.

Voting Rights

      Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of Series B-1 Preferred Shares have no voting rights.

      So long as at least 1,000,000 of the Series B-1 Preferred Shares are outstanding, the holders of Series B-1 Preferred Shares will be entitled to elect one trustee to serve on the board of trustees. Any trustee proposed to be elected by the holders of Series B-1 Preferred Shares must meet the requirements of the NYSE for independent directors.

      Upon the occurrence of a "governance default", which we define below, our board of trustees will be increased and the holders of Series B-1 Preferred Shares, voting as a class, will be entitled to elect additional trustees, such that the number of trustees elected by the holders of Series B-1 Preferred Shares upon the occurrence of a governance default will equal one-third of the total number of trustees. The additional trustees elected upon a governance default will serve for so long as the governance default continues. A "governance default" will have occurred if (i) we fail to declare and pay dividends on the Series B-1 Preferred Shares following payment of dividends on common shares, (ii) we default on our obligations under certain agreements we entered into with the original holders of Series B-1 Preferred Shares (see "Agreements with Initial Holders of Series B-1 Preferred Shares" below), (iii) we fail to effect any required redemption of our Series B-1 Preferred Shares (see "Redemption", above) or (iv) the aggregate fair market value of our common shares falls below $71,200,000.

      The approval of two-thirds of the outstanding Series B-1 Preferred Shares, voting as a single class, is required in order to:

      o amend our declaration of trust, bylaws or the Series B-1 Preferred Shares certificate of designations to adversely affect the rights, preferences or voting power of the holders of the Series B-1 Preferred Shares;

      o enter into a share exchange that affects the Series B-1 Preferred Shares, permit us to consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each Series B-1 Preferred Share remains outstanding without any adverse change to its terms and rights or is converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption identical to that of a Series B-1 Preferred Share except for changes that do not adversely affect the holders of the Series B-1 Preferred Shares;

      o authorize, reclassify, create or increase the authorized amount of any class of shares of beneficial interest having rights senior to or pari passu with the Series B-1 Preferred Shares as to distributions or in the distribution of assets. However, we may create additional classes of shares ranking junior to the Series B-1 Preferred Shares as to distributions or in the distribution of assets, increase the authorized number of junior shares and issue additional series of junior shares without the consent of any holder of Series B-1 Preferred Shares. We also may authorize the Series B-2 Preferred Shares without the approval of the holders of the Series B-1 Preferred Shares (see "Series B-2 Preferred Shares" below);

      o     take any action that would substantially alter our business; or

      o redeem or purchase common shares, parity shares or junior shares other than (1) the redemption of Series A Preferred Shares by conversion as provided in the certificate of designations of the Series A Preferred Shares, (2) the purchase of Series A Preferred Shares, (3) certain purchases of Series B-1 Preferred Shares or

            Series B-2 Preferred Shares, or (4) purchases of common shares in any dividend period at an aggregate purchase price, which when added to the distributions paid on our common shares for such dividend period, does not exceed the sum of the amount paid to purchase common shares and the amount paid as distributions on the common shares for the immediately preceding dividend period. Any purchase of Series B-1 Preferred Shares and Series B-2 Preferred Shares must be made in an offer to all holders of those shares if the purchase is made at a time when the share issuable on conversion of those shares have not been registered under the Securities Act of 1933.

      In the event of a change of control referred to above under "--Redemption" or in the event of a vote of holders of common shares on a matter that relates to the potential dilution of the Series B-1 Preferred Shares, or in the event that we propose to issue common shares after September 30, 2005, and a vote of the holders of common shares is required under applicable law to effect such issuance, the Series B-1 Preferred Shares will have the right to vote with the common shares as a class on all matters on which a vote of common shares is taken, with each holder of Series B-1 Preferred Shares entitled to one vote for every common share issuable upon conversion of such holder's Series B-1 Preferred Shares. The Series B-1 Preferred Shares will not have such right on a shareholder vote taken prior to October 1, 2005 to authorize the sale of additional common shares.

Conversion Rights

      Our Series B-1 Preferred Shares are convertible, in whole or in part, at any time, unless previously redeemed, at the option of the holders, into common shares at a conversion price of $4.50 per common share which means that 5.6 common shares would be issuable for each Series B-1 Preferred Share. This conversion price is subject to adjustment as described below. See "--Conversion Price Adjustments." The right to convert Series B-1 Preferred Shares called for redemption will terminate at the close of business on the redemption date for such Series B-1 Preferred Shares.

Conversion Price Adjustments

      The conversion price is subject to adjustment upon certain events, including:

      o     distributions payable in common shares;

      o the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share which, as defined, includes an adjustment for underwriting commissions avoided in rights offerings to shareholders;

      o     subdivisions, combinations and reclassifications of common shares;

      o distributions to all holders of common shares of any of our capital stock, other than common shares, evidences of our indebtedness or assets, including securities, but excluding cash dividends required in order to satisfy distribution requirements to maintain our status as a REIT under Section 856 of the Code, and those rights, warrants and distributions referred to above;

      o payment in respect of a tender or exchange offer made by us or any subsidiary of ours for common shares if the cash and value of any other consideration included in such payment per common share as determined by our board of trustees exceeds the current market price per common share on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer; and

      o below market issuances of common shares or securities convertible into common shares other than pursuant to certain firm commitment underwritten public offerings, or pursuant to private offerings prior to February 28, 2006.

      However, no adjustment to the conversion price will be made on account of
(i) issuances of common shares pursuant to dividend reinvestment plans, (ii) issuances of common shares upon exercise of stock options granted under certain equity compensation plans, (iii) issuances of common shares as consideration for our acquisition of real property, real estate related assets or a business, (iv) issuances of common shares in redemption of units in our operating partnership,
(v) issuances of common shares upon exercise of convertible securities that were outstanding on the date the Series B-1 Preferred Shares were issued, (vi) issuances of common shares upon conversion of Series B-1 Preferred Shares or
(vii) the issuance of Series B-2 Preferred Shares.

Mandatory Conversion

      We can require holders of Series B-1 Preferred Shares to convert their Series B-1 Preferred Shares into common shares if, at any time after February 28, 2008 (i) the market price for common shares for any consecutive 20 trading-day period beginning with the date we mail the mandatory conversion notice and ending on the 25th trading day following our mailing of the mandatory conversion notice equals or exceeds 125% of the conversion price and (ii) there exists at such time a currently effective registration statement covering the resale of common shares issuable upon conversion of Series B-1 Preferred Shares.

Restrictions on Ownership

      The certificate of designations contains certain provisions restricting the amount of our equity securities that any holder of Series B-1 Preferred Shares can own in the aggregate and restricting certain transfers of our equity securities by holders of Series B-1 Preferred Shares. The purpose of these provisions is to protect and preserve our REIT status.

      In addition, with limited exceptions, no person or persons acting as a group may beneficially own more than 9.8% of our common shares, which limitation is applied by assuming that all convertible securities, such as the Series B-1 Preferred Shares, owned by such person or group of persons have been converted.

Series B-2 Preferred Shares

      The terms of our Series B-1 Preferred Shares allow us to issue up to $25 million in liquidation preference of a new series of preferred stock on one occasion prior to March 1, 2006. Those shares, which we refer to as Series B-2 Preferred Shares, must be issued for a price not less than their liquidation preference and on terms and conditions no more favorable than those contained in our Series B-1 Preferred Shares. Series B-2 Preferred Shares would be treated as parity shares.

Agreements with Initial Holders of Series B-1 Preferred Shares

      At the time of our initial issuance of Series B-1 Preferred Shares we entered into an Investor Rights Agreement and a Registration Rights Agreement with the initial investors in Series B-1 Preferred Shares. The Investor Rights Agreement grants the investors preemptive rights with respect to future issuances of our securities, a co-investment right enabling them to participate in certain future investments we make, tag-along rights, drag-along rights in the event of a sale of substantially all of our securities and certain other rights. The Registration Rights Agreement requires us to register the resale of the common shares issuable upon conversion of the Series B-1 Preferred Shares on or before February 28, 2007 and permits the investors to participate in certain of our registered offerings. The Registration Statement of which this prospectus is a part is being filed pursuant to such obligation.

                       DESCRIPTION OF OUR DEBT SECURITIES

      We will issue our debt securities under one or more separate indentures between us and a trustee that we will name in the applicable supplement to this prospectus. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus is a part. Following its execution, the indenture will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

      The following summary describes certain material terms and provisions of the indenture and our debt securities. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable supplement to this prospectus. You should read the indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. For information on incorporation by reference, and how to obtain a copy of the indenture, see the sections entitled "WHERE YOU CAN FIND MORE INFORMATION" on page 59 of this prospectus and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" on page 60 of this prospectus.

General

      The debt securities will be our direct obligations and may be secured or unsecured and may be either senior debt securities, which we refer to as "senior securities" or subordinated debt securities, which we refer to as "subordinated securities". The debt securities will be issued under one or more indentures in the form of indenture filed as an exhibit to the Registration Statement of which this prospectus is a part. As provided in the form of indenture, the specific terms of any debt security issued pursuant to an indenture will be set forth in one or more supplemental indentures, each dated as of a date of or prior to the issuance of the debt securities to which it relates. Senior securities and subordinated securities may be issued pursuant to separate indentures, in each case between us and a trustee, which may be the same trustee, subject to such amendments or supplements as may be adopted from time to time. We refer to these indentures as "senior indentures" and "subordinated indentures", respectively, and to any such trustee, an "indenture trustee." The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the indentures and such debt securities.

      Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable indenture.

Terms

      The indebtedness represented by the senior securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt as described under "--Subordination." The particular terms of the debt securities offered by a prospectus supplement will be described in the applicable prospectus supplement, along with any applicable federal income tax considerations unique to such debt securities. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the prospectus supplement relating thereto and the description of the debt securities set forth in this prospectus.

      Except as set forth in any prospectus supplement, the debt securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established by us from time to time or as set forth in the applicable indenture or in one or more supplemental indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

      The form of indenture provides that we may, but need not, designate more than one indenture trustee thereunder, each with respect to one or more series of debt securities. Any indenture trustee under an indenture may resign or be removed with respect to one or more series of debt securities and a successor indenture trustee may be appointed to act with respect to such series. If two or more persons are acting as indenture trustee with respect to different series of debt securities, each such indenture trustee will be an indenture trustee of a trust under the applicable indenture separate and apart from the trust administered by any other indenture trustee, and, except as otherwise indicated herein, any action described herein to be taken by each indenture trustee may be taken by each such indenture trustee with respect to, and only with respect to, the one or more series of debt securities for which it is indenture trustee under the applicable indenture.

      The following summaries set forth certain general terms and provisions of the indentures and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of such debt securities, including the following specific terms:

      (1) The title of such debt securities and whether such debt securities are secured or unsecured or senior securities or subordinated securities;

      (2) The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

      (3) The price, expressed as a percentage of the principal amount thereof, at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into common shares or preferred shares, or the method by which any such portion shall be determined;

      (4) If convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the common shares or preferred shares receivable on conversion;

      (5) The date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

      (6) The rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

      (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      (8) The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to us with respect to such debt securities and the applicable indenture may be served;

      (9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

      (10) Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

      (11) If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

      (12) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

      (13) Whether such debt securities will be issued in certificated or book-entry form and, if so, the identity of the depository for such debt securities;

      (14) Whether such debt securities will be in registered or bearer form or both and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

      (15) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification thereof;

      (16) Whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

      (17) Any deletions from, modifications of or additions to the events of default to our covenants, to the extent different from those described herein or set forth in the applicable indenture with respect to such debt securities, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

      (18) The provisions, if any, relating to the security provided for such debt securities; and

      (19) Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

      If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We refer to such securities as "original issue discount securities". In such cases, any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

      Except as may be set forth in any prospectus supplement, neither the debt securities nor the indenture will contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control, regardless of whether such indebtedness, transaction or change of control is initiated or supported by us, any affiliate of ours or any other party. However, certain restrictions on ownership and transfers of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See, the RISK FACTOR entitled "Ownership Limitations in Our

Bylaws May Adversely Affect the Market Price of Our Common Shares", "DESCRIPTION OF OUR COMMON SHARES--Restriction on Size of Holdings", and "TERMS OF OUR PREFERRED SHARES--Restrictions on Ownership", for more information. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

      Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

      Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided, however, that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

      Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the corporate trust office of the applicable indenture trustee or at the office of any transfer agent designated by us for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable indenture trustee or at the office of any transfer agent designated by us for such purpose. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable indenture trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable indenture trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

      Neither we nor any indenture trustee will be required (i) to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or (iii) to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

      The indentures will provide that we may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, is organized under the laws of any domestic jurisdiction and assumes our obligations to pay principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each indenture trustee.

Certain Covenants

      Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the indentures will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by declaration of trust, by-laws and statute) and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of trustees determines that the preservation thereof is no longer desirable in the conduct of our business by appropriate proceedings.

      Maintenance of Properties. The indentures will require us to cause all of our material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of our properties for value in the ordinary course of business.

      Insurance. The indentures will require us to cause each of our insurable properties to be insured against loss or damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service, in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

      Payment of Taxes and Other Claims. The indentures will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or that of any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

      Provision of Financial Information. Whether or not we are subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, the indentures will require us, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were so subject, (i) to file with the applicable indenture trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 if we were subject to such Sections and (ii) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

      Additional Covenants. Any of our additional covenants with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

      Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that the following events are "Events of Default" with respect to any series of debt securities issued thereunder (i) default for 30 days in the payment of any installment of interest on any debt security of such series; (ii) default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity; (iii) default in making any sinking fund payment as required for any debt security of such series; (iv) default in the performance or breach of any other covenant or warranty of ours contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000, whether such indebtedness exists on the date of such indenture or shall thereafter be created, with such obligations being accelerated and not rescinded or annulled;
(vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee and (vii) any other event of default provided with respect to a particular series of debt securities.

      If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable indenture trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable indenture trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) we shall have deposited with the applicable indenture trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities than outstanding under the applicable indenture, as the case may
be), plus certain fees, expenses, disbursements and advances of the applicable indenture trustee and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture. The indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any debt security of such series or (y) in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

      The indentures will require each indenture trustee to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the indenture trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect to any debt security of such series) if specified responsible officers of such indenture trustee consider such withholding to be in the interest of such holders.

      The indentures will provide that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable indenture trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

      The indentures will provide that, subject to provisions in each indenture relating to its duties in case of default, an indenture trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the indenture trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or of exercising any trust or power conferred upon such indenture trustee. However, an indenture trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such indenture trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

      Within 120 days after the close of each fiscal year, we will be required to deliver to each indenture trustee a certificate, signed by one of several specified officers of ours, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

      Modifications and amendments of an indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such debt security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such debt security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security; (v) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

      The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive covenants of the applicable indenture.

      Modifications and amendments of an indenture will be permitted to be made by us and the respective indenture trustee thereunder without the consent of any holder of debt securities for any of the following purposes: (i) to evidence the succession of another person to us as obligor under such indenture; (ii) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture; (iii) to add events of default for the benefit of the holders of all or any series of debt securities; (iv) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; provided that such action shall not adversely affect the interest of the holders of the debt securities of any series in any material respect; (v) to change or eliminate any provisions of an indenture; provided that any such change or elimination shall be effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the debt securities;
(vii) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of such debt securities into common shares or preferred shares; (viii) to provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trusts under an indenture by more than one indenture trustee; (ix) to cure any ambiguity, defect or inconsistency in an indenture; provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; or (x) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities; provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

      The indentures will provide that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (i) the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof (ii) the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt securities of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture, and (iv) debt securities owned by us or any other obligor upon the debt securities or an affiliate of ours or of such other obligor shall be disregarded.

      The indentures will contain provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the applicable indenture trustee, and also, upon our request or the request of holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of an indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

      Notwithstanding the foregoing provisions, the indentures will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

      Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

      Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt (as defined below), but our obligation to make payments of the principal of and interest on such subordinated securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of our senior indebtedness. As a result of these subordination provisions in the event of a distribution of assets upon insolvency, holders of subordinated indebtedness may recover less, ratably, than our senior creditors.

      "Senior debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed: (i) our indebtedness for money borrowed or represented by purchase-money obligations,
(ii) our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (iii) our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise, (iv) indebtedness of partnerships and joint ventures which is included in our consolidated financial statements, (v) indebtedness obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire, and (vi) any binding commitment of the real estate investment, in each case other than (a) any such indebtedness, obligation or liability referred to in the preceding clause as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated securities or ranks pari passu with the subordinated securities,
(b) any such indebtedness obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated securities are subordinated, and (c) the subordinated securities. There will not be any restriction in any indenture relating to subordinated securities upon the creation of additional senior debt.

      If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

      Unless otherwise indicated in the applicable prospectus supplement, we will be permitted, at our option, to discharge certain obligations to holders of any series of debt securities issued under any indenture that have not already been delivered to the applicable indenture trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable indenture trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

      The indentures will provide that, unless otherwise indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust and, with respect to subordinated debt securities which are convertible or exchangeable, the right to convert or exchange) with respect to such debt securities ("defeasance") or (ii) to be released from our obligations with respect to such debt securities under the applicable indenture (being the restrictions described under "--Certain Covenants") or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities ("covenant defeasance"), in either case upon the irrevocable deposit by us with the applicable indenture trustee, in trust, of an amount in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable indenture trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

      "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

      Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or
(ii) a conversion event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (c) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

      If we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to specified sections of an indenture (which sections would no longer be applicable to such debt securities) or described in clause (vii) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable indenture trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

      The terms and conditions, if any, upon which the debt securities are convertible into common shares or preferred shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such debt securities are convertible into common shares or preferred shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Payment

      Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

      All moneys paid by us to a paying agent or an indenture trustee for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to us and the holder of such debt security thereafter may look only to us for payment thereof.

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of our common shares, preferred shares and fixed rate debt securities (that are not original issue discount or zero coupon debt securities) by persons who hold the securities as capital assets (within the meaning of section 1221 of the Code). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, tax-exempt organizations (except as discussed under "--Taxation of Holders of Common or Preferred Shares--Tax-Exempt Shareholders") or dealers in securities. Except as discussed under "--Taxation of Holders of Common or Preferred Shares--Non-U.S. Shareholders" and "--Taxation of Holders of Fixed Rate Debt Securities--Non-U.S. Holders," respectively, this summary does not address persons who are not U.S. Shareholders or U.S. Holders, respectively (each as defined herein).

      This summary is based on current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

General

      In the opinion of Katten Muchin Rosenman LLP ("Katten Muchin"), commencing with our taxable year ended December 31, 2004, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation, as described in this prospectus and as represented by us, will enable us to continue to meet the requirements for qualification and taxation as a REIT. Katten Muchin's opinion is not binding on the Internal Revenue Service ("IRS") or the courts. It is based on various assumptions relating to our organization and operation, including that we have operated and will continue to operate in the manner described in our organizational documents and this Registration Statement, and representations made by us concerning certain factual matters related to our organization and manner of operation. Our qualification and taxation as a REIT depends upon our ability to meet on a continuous basis, through actual annual operating results,
(i) income and asset composition tests, (ii) specified distribution levels,
(iii) diversity of beneficial ownership, and (iv) various other qualification tests (discussed below) imposed by the Code. Katten Muchin has not reviewed and will not review our ongoing compliance with these tests, and expresses no opinion concerning whether we actually have satisfied or will satisfy these tests on a continuous basis. No assurance can be given that we actually have satisfied or will satisfy such tests on a continuous basis. Our failure to qualify as a REIT in prior years could adversely affect Katten Muchin's opinion and our eligibility for REIT status for our taxable year ended December 31, 2004 and subsequent years. (See "--Failure to Qualify," below.)

      The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions are technical and complex.

      In general, if we qualify as a REIT, we will not be subject to federal corporate income taxes on the net income that we distribute currently to our shareholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporation and shareholder levels) that generally results from an investment in stock of a "C" corporation (that is, a corporation generally subject to the full corporate-level tax). We will, however, still be subject to federal income and excise tax in certain circumstances, including the following:

      o we will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains;

      o we will be subject to the "alternative minimum tax" on our undistributed items of tax preference;

      o if we have (i) net income from the sale or other disposition of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, then we will be subject to tax on that income at the highest corporate rate. In general, "foreclosure property" is any property we acquire by foreclosure (or otherwise) on default of a lease of such property or a loan secured by such property;

      o if we have net income from prohibited transactions, such income will be subject to a 100% tax. In general, "prohibited transactions" are sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business;

      o if we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but preserve our qualification as a REIT by satisfying certain other requirements, then we will be subject to a 100% tax on the product of (a) the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability;

      o     if we fail to distribute for each calendar year at least the sum of
            (i) 85% of our REIT ordinary income, (ii) 95% of our REIT capital gain net income, and (iii) any undistributed taxable income from prior years, then we will be subject to a 4% excise tax on the excess of the required distributions over the actual distributions;

      o if we acquire any asset from a "C" corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and if we recognize gain on the disposition of such asset during the ten-year period beginning on the date we acquire the asset, then the asset's "built-in" gain (the excess of the asset's fair market value at the time we acquired it over the asset's adjusted basis at that time) will be subject to tax at the highest regular corporate rate;

      o we may elect to retain and pay income tax on some or all of our long-term capital gain, as described below; and

      o if it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined below) on the basis of arm's length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, then we will be subject to a tax equal to 100% of those amounts.

Requirements for Qualification

      The Code defines a REIT as a corporation, trust, or association:

      o     that is managed by one or more trustees or directors;

      o the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

      o that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

      o that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

      o     the beneficial ownership of which is held by 100 or more persons;

      o no more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

      o that meets certain other tests, described below, regarding the composition of its income and assets; and

      o     whose taxable year is the calendar year.

      The first four requirements must be satisfied during the entire taxable year, and the fifth must be satisfied during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). We will be treated as satisfying the sixth requirement for any taxable year for which we comply with the regulatory requirements to request information from our shareholders regarding their actual ownership of our shares and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy such condition.

      We intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. (Failure to do so will subject us to a fine.) In addition, certain restrictions on the transfer of our shares, imposed by our Declaration of Trust, are meant to help us continue to satisfy the fifth and sixth requirements for qualification described above.

      Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

      Income Tests. To remain qualified as a REIT, we must satisfy two gross income tests in each taxable year. First, at least 75% of our gross income (excluding gross income from "prohibited transactions") must come from real estate sources such as rents from real property (as defined below), dividends and gain from the sale or disposition of shares in other REITs, interest on obligations secured by real property, and earnings from certain temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions") must come from real estate sources and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

      Rents received by a REIT (which include charges for services customarily furnished or rendered in connection with real property and rent attributable to personal property leased in connection with real property) will generally qualify as "rents from real property," subject to certain restrictions, including:

      o the amount of rent must not be based, in whole or in part, on the income or profits of any person (with an exception for rents based on fixed percentages of the tenant's gross receipts or sales);

      o except for certain qualified lodging facilities leased to a taxable REIT subsidiary (described below), the REIT (or a direct or indirect owner of 10% or more of the REIT) may not own (directly or constructively) 10% or more of the tenant (a "Related Party Tenant");

      o the amount of rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease; and

      o the REIT generally may not operate or manage the property or furnish or render services to the tenants except through (i) a taxable REIT subsidiary (described below) or (2) an "independent contractor" that satisfies certain stock ownership restrictions, that is adequately compensated and from whom the REIT derives no income. We are not


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

            required to use a taxable REIT subsidiary or independent contractor to the extent that any service we provide is "usually or customarily rendered" in connection with the rental of space for occupancy only and is not considered "rendered to the tenants."

      If, for any taxable year, we fail to satisfy the 75% gross income test, the 95% gross income test, or both, we may nevertheless preserve our REIT status if we satisfy certain relief provisions under the Code. In general, relief will be available if (i) our failure to meet one or both of the gross income tests is due to reasonable cause rather than willful neglect and (ii) we attach a schedule to our federal corporate income tax return indicating the nature and amount of our non-qualifying income. However, it is impossible to state whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under "--General," even if we qualify for relief, a tax would be imposed with respect to the amount by which we fail the 75% gross income test or the 95% gross income test.

      Asset Tests. To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature of our assets:

      o at least 75% of the value of our total assets must be represented by real estate assets, including (a) interests in real property and interests in obligations secured (or deemed, for these purposes, to be secured) by real property, (b) our proportionate share (determined in accordance with our capital interest) of real estate assets held by the operating partnership and any other partnership in which we are a partner, (c) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (that is, at least five-years) public debt offering, (d) stock in other REITs and (e) cash, cash items and Government securities;

      o no more than 20% of the value of our total assets may be securities of one or more taxable REIT subsidiaries (described below); and

      o except for (a) securities in the 75% asset class, (b) securities in a taxable REIT subsidiary or qualified REIT subsidiary (defined below), and (c) certain partnership interests and debt obligations:
            (i) the value of any one issuer's securities we own may not exceed 5% of the value of our total assets; (ii) we may not own more than 10% of any one issuer's outstanding voting securities; and (iii) we may not own more than 10% of the total value of any one issuer's outstanding securities.

      We currently hold assets (or provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the IRS. A taxable REIT subsidiary pays tax at regular corporate rates on its earnings, but such earnings may include types of income that might jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm's length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.

      We may also hold assets through one or more corporate subsidiaries that satisfy the requirements to be treated as "qualified REIT subsidiaries." A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and assets tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary is a qualified REIT subsidiary if we own all the stock of the subsidiary (and no election is made to treat the subsidiary as a taxable REIT subsidiary). We may also hold assets through other entities that may be disregarded for federal income tax purposes, such as one or more limited liability companies in which we are the only member.

      If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share (based on its share of partnership capital) of the assets of the partnership and will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Thus, our proportionate share (based on our share of partnership capital) of the assets, liabilities and items of income of any partnership in which we are a partner, including the operating partnership, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. Actions taken by partnerships in which we own an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions (described above).

      If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

      Starting with our current taxable year, we will be less likely to lose our status as a REIT if we were to violate the asset tests described above as a result of more than 5% of our total assets being invested in the securities of one issuer or as a result of holding more than 10% (by vote or by value) of the securities of any one issuer. First, if (i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) we cure the violation by disposing of such assets within 6 months after the end of the quarter in which we identify the failure, then we will not lose our REIT status. Second, if the value of the assets that cause the violation exceeds the foregoing value threshold, then we will still maintain our REIT status provided (i) our failure to satisfy the 5% or 10% tests was due to reasonable cause and was not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of the assets within 6 months after the end of the quarter in which we identify the failure, and (iv) we pay a "penalty tax." The penalty tax is equal to the greater of (A) $50,000 or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure. This second rule also applies if less than 75% of our total assets are represented by real estate or if more than 20% of our total assets are represented by the securities of one or more taxable REIT subsidiaries.

      Annual Distribution Requirements. To qualify as a REIT, we must also distribute to our shareholders, dividends (other than capital gain dividends) in an amount at least equal to (i) the sum of (A) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our "net capital gain") plus (B) 90% of our after-tax net income (if any) from foreclosure property, minus (ii) the sum of certain items of non-cash income (including, among other things, cancellation of indebtedness income and original issue discount). In general, the distributions must be paid during the taxable year to which they relate. We may also satisfy the distribution requirements with respect to a particular year provided we (1) declare a sufficient dividend before timely filing our tax return for that year and (2) pay the dividend within the 12-month period following the close of the year, and on or before the date of the first regular dividend payment after such declaration.

      To the extent we fail to distribute 100% of our net capital gain, or we distribute at least 90% but less than 100% of our "REIT taxable income" (as adjusted), we will be subject to tax at regular corporate rates (with respect to the undistributed net capital gain) and at the regular corporate ordinary income tax rates (with respect to the undistributed REIT taxable income). Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

      We currently have approximately $47 million of net operating loss carryforwards (expiring from 2019 through 2023) and approximately $12 million of capital loss carryforwards (expiring from 2006 through 2007), respectively, that may be available to reduce the amounts that we are required to distribute in order to maintain our REIT status and avoid entity-level taxes. Our ability to utilize these carryforwards is subject to an annual limitation (pursuant to the provisions of Section 382 of the Code) that we have currently estimated at $6.9 million. Any adjustments made to the amount of our taxable income in prior years or a determination that we did not qualify as a REIT in one or more years in which we generated the losses being carried forward could reduce or otherwise affect the amount of our loss carryforwards or our ability to deduct them from our REIT taxable income.

      Dividends declared by us in October, November or December of any calendar year and payable to shareholders of record on a specified date in such month, are treated as paid by us and as received by our shareholders on the last day of the calendar year (including for excise tax purposes), provided we actually pay the dividends no later than in January of the following calendar year.

      We intend to make timely distributions sufficient to meet the annual distribution requirements. It is possible that from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. The shortfall may, for example, be due to differences between the time we actually receive income or pay an expense, and the time we must include the income or may deduct the expense for purposes of calculating our REIT taxable income. As a further example, the shortfall may be due to an excess of non-deductible cash outlays such as principal payments on debt and capital expenditures, over non-cash deductions such as depreciation. In such instances, we may arrange for short-term or long-term borrowings so that we can pay the required dividends and meet the 90% distribution requirement.

      Under certain circumstances, if we fail to meet the distribution requirement for a taxable year, we may correct the situation by paying "deficiency dividends" to our shareholders in a later year. By paying the deficiency dividend, we may increase our dividends paid deduction for the earlier year, thereby reducing our REIT taxable income for the earlier year. However, if we pay a deficiency dividend, we will have to pay to the IRS interest based on the amount of any deduction taken for such dividend.

      Failure to Qualify. Beginning with our 2005 taxable year, if we would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for each violation. The immediately preceding sentence does not apply to violations of the income tests described above or to violations of the asset tests for which special relief rules (described above) are provided.

      If we fail to qualify for taxation as REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Accordingly, our failure to qualify as a REIT for our taxable years ended December 31, 2001 through December 31, 2003 could adversely affect our qualification as a REIT for the current or subsequent taxable years, even if we otherwise satisfy the REIT requirements for the current or subsequent taxable years.


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

      For any year in which we fail to qualify as a REIT, we will not be required to make distributions to our shareholders. Any distributions we do make will not be deductible by us, and will generally be taxable to our shareholders as ordinary income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Code, corporate shareholders receiving such distributions may be eligible to claim the dividends received deduction, and such distributions made to non-corporate shareholders may qualify for preferential rates of taxation.

Taxation of Holders of Common or Preferred Shares

U.S. Shareholders

      As used in this section, the term "U.S. Shareholder" means a holder of common shares or preferred shares who, for United States federal income tax purposes, is:

      o     a citizen or resident of the United States;

      o     a domestic corporation;

      o an estate whose income is subject to United States federal income taxation regardless of its source; or

      o a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

      Dividends. As long as we qualify as a REIT, distributions that are made to our taxable U.S. Shareholders out of current or accumulated earnings and profits (and are not designated as capital gain dividends) will be taken into account by them as ordinary income and, in the case of a corporate U.S. Shareholder, will be ineligible for the dividends received deduction. Except in circumstances that we do not expect to arise, such distributions also will not qualify for the new lower rate applicable to certain dividends paid to individuals. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held our shares. Thus, with certain limitations, capital gain dividends received by a U.S. Shareholder who is an individual may be eligible for preferential rates of taxation. However, U.S. Shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

      We may elect not to distribute part or all of our net long-term capital gain, and pay corporate tax on the undistributed amount. In that case, a U.S. Shareholder will (i) include in its income, as long-term capital gain, its proportionate share of the undistributed gain, and (ii) claim, as a refundable tax credit, its proportionate share of the taxes paid. In addition, a U.S. Shareholder will be entitled to increase its tax basis in our shares by an amount equal to its share of the undistributed gain reduced by its share of the corporate taxes paid by us on the undistributed gain.

      Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares as to which the distributions were made, and will reduce the adjusted basis of the shareholder's shares. To the extent these distributions exceed the shareholder's adjusted basis in its shares, the distributions will be included in the shareholder's income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

      Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

      Shareholders may not claim our net operating losses or net capital losses (if any) on their individual income tax returns. Distributions with respect to, and gain from the disposition of, our shares will be treated as "portfolio income" and, therefore, U.S. Shareholders that are subject to the passive activity loss limitations will be unable to claim passive activity losses against such income.

      Sale of Shares. When a U.S. Shareholder sells or otherwise disposes of our shares, the shareholder will recognize capital gain or capital loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the shareholder's adjusted tax basis in the shares for tax purposes. The gain or loss will be long-term gain or loss if the U.S. Shareholder has held the shares for more than one year. Long-term capital gain of a non-corporate U.S. Shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. Shareholder on a disposition of shares that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent the shareholder received distributions from us that were treated as long-term capital gains.

      Backup Withholding. We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. Shareholder may be subject to backup withholding tax (currently at a rate of 28%) with respect to dividends paid unless the shareholder (i) is a corporation or comes within certain other exempt categories and, if required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. An individual U.S. Shareholder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Shareholders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Any amount withheld will be creditable against the U.S. Shareholder's income tax liability.

      Tax-Exempt Shareholders. The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income ("UBTI") if received by a tax-exempt entity. Based on that ruling, dividend income from our shares generally will not be UBTI to a tax-exempt U.S. Shareholder, provided that the shareholder has not held its shares as "debt financed property" within the meaning of the Code. Similarly, income from selling our shares generally will not constitute UBTI to a tax-exempt U.S. Shareholder unless the shareholder has held its shares as "debt financed property."

      Notwithstanding the above paragraph, if we are a "pension-held REIT", then any qualified pension trust that holds more than 10% of our stock will have to treat dividends paid by us as UBTI in the same proportion that our gross income would be UBTI. A qualified pension trust is any trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code. In general, we will be treated as a "pension-held REIT" only if both (a) we are predominantly owned by qualified pension trusts (that is, at least one qualified pension trust holds more than 25% of our shares, or one or more qualified pension trusts, each of which owns more than 10% of our shares, hold in the aggregate more than 50% of our shares) and (b) we would not qualify as a REIT if we had to treat our stock owned by a qualified pension trust as owned by the qualified pension trust (instead of treating such stock as owned by the qualified pension trust's multiple beneficiaries). As a result of certain limitations on the transfer and ownership of shares contained in the Declaration of Trust, we do not expect to be classified as a pension-held REIT.

      Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7),(c)(9),(c)(17) and (c)(20), respectively, of the Code, are subject to different UBTI rules, which generally will require them to characterize our distributions as UBTI.

Non-U.S. Shareholders

      The rules governing the U.S. federal income taxation of shareholders (which we call "non-U.S. Shareholders) who or which are nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that are not subject to U.S. federal income taxation, are complex, and no attempt will be made herein to provide more than a limited summary of those rules. The discussion below assumes that the non-U.S. Shareholder's investment in our shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. Shareholder, or, if a tax treaty applies to the non-U.S. Shareholder, that its investment in our shares is not attributable to a United States permanent establishment maintained by the non-U.S. Shareholder. WE RECOMMEND THAT NON-U.S. SHAREHOLDERS CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS AND REPORTING REQUIREMENTS WITH REGARD TO AN INVESTMENT IN OUR SHARES.

      Ordinary Dividends. Distributions, other than capital gain dividends and distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests (discussed below), will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions to non-U.S. Shareholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax rate. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends (other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends) paid to a non-U.S. Shareholder, unless we receive the requisite proof that (i) a lower treaty rate applies or (ii) the income is "effectively connected income." A non-U.S. Shareholder claiming the benefit of a tax treaty may need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A non-U.S. Shareholder who wishes to claim that distributions are effectively connected with a United States trade or business may need to satisfy certification and other requirements, such as providing IRS Form W-8ECI. Other requirements, such as providing an IRS Form W-8IMY, may apply to a non-U.S. Shareholder that is a financial intermediary or a foreign partnership.

      Return of Capital. Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from a disposition of U.S. real property will be treated as a non-taxable return of capital to a Non-U.S. Shareholder up to the amount of the non-U.S. Shareholder's adjusted basis in its shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. Shareholder's shares, they will give rise to tax liability if the non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will exceed our current and accumulated earnings and profits, then the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. Shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution did, in fact, exceed our current and accumulated earnings and profits.

      Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), gain from the sale or exchange of United States real property interests generally is taxable to non-U.S. persons as if such gain were effectively connected with a U.S. trade or business. However, capital gain dividends and dividends treated as attributable to the gain from a disposition of U.S. real property (collectively, "FIRPTA dividends") paid by us to a non-U.S. Shareholder with respect to a class of our stock that is regularly traded on an established securities market generally will not be subject to FIRPTA if the non-U.S. Shareholder has not owned more than 5% of that class of stock at any time during the taxable year in which the dividend is received. Instead, such capital gain dividends will be treated the same as ordinary dividends, subject to withholding at a 30% rate or lower rate applicable under an income tax treaty. Non-U.S. Shareholders that do not qualify for this exception will be taxed on our capital gain distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). Corporate non-U.S. Shareholders that do not qualify for this exception may be subject to a 30% branch profits tax on FIRPTA dividends unless the shareholder is entitled to treaty relief or other exemption. We will be required to withhold 35% of any FIRPTA dividend, including any distribution that we could designate as a capital gain dividend, unless the foregoing exception applies.

      Sales of Shares. Gain recognized by a non-U.S. Shareholder upon a sale or exchange of our shares generally will not be taxed under FIRPTA provided we are a "domestically controlled REIT." In general, we will qualify as a domestically controlled REIT if at all times during a designated testing period less than 50% in value of our shares are held (directly or indirectly) by foreign persons. We currently are a domestically controlled REIT. Gain not subject to FIRPTA nevertheless will be subject to a 30% U.S. tax if the non-U.S. Shareholder is an alien individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.

      Although we anticipate that we continue to qualify as a domestically controlled REIT, because our shares will be publicly traded, no assurance can be given that we will continue to qualify. If we were not a domestically controlled REIT, then a non-U.S. Shareholder's sale of the shares generally would not be subject to tax under FIRPTA if (a) the non-U.S. Shareholder's shares are regularly traded on an established securities market (such as the New York Stock Exchange) and (ii) the non-U.S. Shareholder has not owned more than 5% of the applicable class of our stock during a designated testing period. If gain on the sale of shares is subject to tax under FIRPTA, then a Non-U.S. Shareholder will be subject to income and branch profits taxes as described above under "--Taxation of Holders of Common or Preferred Shares--Non-U.S. Shareholders--Capital Gain Dividends", and the purchaser of such shares may be required to withhold 10% of the gross purchase price.

      Federal Estate Taxes. In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of death, our stock will be included in the individual's estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

      Backup Withholding and Information Reporting. A non-U.S. Shareholder generally is exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of shares effected at a United States office of a broker, as long as the income associated with these payments is otherwise exempt from United States federal income tax, the payor or broker does not have actual knowledge or reason to know that the shareholder is a United States person and the shareholder has furnished to the payor or broker a valid IRS Form W-8BEN or an acceptable substitute form certifying, under penalties of perjury, that the shareholder is a non-United States person. Payment of the proceeds from the sale of our shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if the proceeds are transferred to an account maintained by the non-U.S. Shareholder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the shareholder at a United States address, or the sale has some other specified connection with the United States as provided in U.S. Treasury Regulations, unless the broker does not have actual knowledge or reason to know that the shareholder is a United States person and the documentation requirements described above are met or the shareholder otherwise establishes an exemption.

      A non-U.S. Shareholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

      We and our shareholders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside. State and local tax laws may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Taxation of Holders of Fixed Rate Debt Securities

      This section applies to holders of our fixed rate debt securities that are not original issue discount or zero coupon debt securities and are acquired in the initial offering at the offering price. Fixed rate debt securities purchased at a price other than the offering price may be subject to bond premium or market discount rules that are not discussed below.

      The tax consequences of owning any securities that are floating rate or contingent interest debt securities, zero coupon debt securities, original issue debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

U.S. Holders

      As used herein, a "U.S. Holder" is a beneficial owner of our fixed rate debt security (which we call a "note") that comes within any of the categories of the definition of a "U.S. Shareholder" (see "--Taxation of Holders of Common or Preferred Shares--U.S. Shareholders" above).

      Interest Income. Payments of interest on our notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder's regular method of U.S. income tax accounting).

      Sale of Notes. A U.S. Holder will generally recognize taxable gain or loss equal to the difference (if any) between the amount realized on the sale, exchange or other taxable disposition of our note (other than amounts attributable to accrued interest not already taken into income, which will be taxed as ordinary income) and the holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be the initial purchase price paid therefor. Gain recognized on the sale of a note should be long-term capital gain provided the U.S. Holder's holding period for the note exceeds one year. Such gain may qualify for taxation at preferential rates in the case of a non-corporate U.S. Holder.

      If the selling price is less than the U.S. Holder's adjusted tax basis, the holder will recognize a capital loss. The deduction of capital losses is subject to limitations, including that capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

      Backup Withholding and Information Reporting. A U.S. Holder will generally be subject to information reporting and may be subject, under certain circumstances, to backup withholding with respect to payments of interest on, or the gross proceeds from disposition of, our note. We will be required to withhold backup withholding tax (currently at a rate of 28%) if a U.S. Holder:

      o fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor;

      o     furnishes an incorrect TIN;

      o     fails to report interest or dividends properly; or

      o fails under certain circumstances to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that the holder is not subject to backup withholding.

      Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are generally exempt from information reporting and backup withholding, including corporations and tax-exempt organizations. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

      As used herein, a non-U.S. Holder is a beneficial owner of our note that comes within any of the categories of the definition of a "non-U.S. Shareholder" (see "--Taxation of Holders of Common or Preferred Shares--Non-U.S. Shareholders" above). The discussion below assumes that the non-U.S. Holder's investment in our notes is not effectively connected with a trade or business conducted in the United States by the non-U.S. Holder, or, if a tax treaty applies to the non-U.S. Holder, that its investment in our notes is not attributable to a United States permanent establishment maintained by the non-U.S. Holder.

      Interest Income. Generally, interest paid on our notes to a non-U.S. Holder will not be subject to U.S. federal withholding tax if the interest qualifies as "portfolio interest." Interest paid on our note to a non-U.S. Holder will qualify as portfolio interest so long as the non-U.S. Holder:

      o does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of our voting stock, and is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

      o     is not a bank whose receipt of interest on the notes is described in
            Section 881(c)(3)(A) of the Code; and

      o certifies under penalties of perjury that it is not a U.S. person (such certification may be made on an IRS Form W-8BEN or suitable substitute form) and such certificate provides the holder's name and address, or a financial institution holding the note on behalf of the non-U.S. Holder certifies, under penalties of perjury, that it has received such a certification from the non-U.S. Holder and furnishes a copy thereof.

      The gross amount of interest payments to a non-U.S. Holder, including amounts paid on a sale of our notes that are attributable to accrued and unpaid interest, that do not qualify for the portfolio interest exception will be subject to U.S. withholding tax at the rate of 30% unless a U.S. income tax treaty applies to reduce or eliminate withholding. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the non-U.S. Holder must provide a properly completed and signed IRS Form W-8BEN or W-8ECI, as applicable, prior to our payment of interest. These forms must be periodically updated. A non-U.S. Holder that is claiming the benefits of a tax treaty may be required to obtain a U.S. TIN and provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

      Sale of Notes. Subject to the discussion below concerning backup withholding, gain (if any) realized by a non-U.S. Holder on the sale, exchange or other taxable disposition of our note generally will not be subject to U.S. federal income or withholding tax unless, subject to certain exceptions, the holder is an individual who is present in the United States for 183 days or more (and certain other requirements are met) in the taxable year of the disposition.

      U.S. Federal Estate Tax. If a non-U.S. Holder is an individual and is not a resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death, our notes will generally not be subject to the U.S. federal estate tax unless at the time of the holder's death the holder owns, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of our stock

      Information Reporting and Backup Withholding. Generally, we must report annually to the IRS and to a non-U.S. Holder, any interest payments that we make to the holder and the tax (if any) withheld from such payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

      Information reporting will apply to proceeds of a sale of our notes within the United States or conducted through certain financial intermediaries unless the non-U.S. Holder provides the statement described under "--Taxation of Holders of Fixed Rate Debt Securities--Non-U.S. Holders--Interest Income" above (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or the non-U.S. Holder otherwise establishes an exemption.

      Backup withholding will not apply to payments on our notes or to proceeds from a sale or disposition of our notes if a non-U.S. Holder makes the certification described under "--Taxation of Holders of Fixed Rate Debt Securities--Non-U.S. Holders--Interest Income" above (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or the holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. A non-U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its U.S. income tax liability by filing a refund claim with the IRS.

                                 USE OF PROCEEDS

      Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities by us for general corporate purposes, which may include the acquisition of additional investments, the repayment of outstanding indebtedness or the improvement of certain properties already in our portfolio. We will not receive any proceeds for the sale of the Common Shares held by the selling shareholders.

                              SELLING SHAREHOLDERS

Beneficial Ownership and Other Information

      The following table sets forth information with respect to the shares of beneficial interest beneficially held by the selling shareholders:

                               Beneficial
                              Ownership of
                              Common Shares         Common       Shares Beneficially                          Percent
                                Prior to         Shares Being      Owned After the       Percent Owned       Owned After
Name                            Offering*          Offered**         Offering(1)*       Before Offering       Offering
----                          -------------      ------------    -------------------    ---------------      -----------
Halcyon Structured
  Opportunities Fund,
  L.P.(2)................       3,592,594         3,592,594               0                  10.08%              --
Halcyon Fund, L.P.(3)....       1,607,406         1,607,406               0                   4.77%              --
HBK Fund L.P.(4).........       4,888,889         4,888,889               0                  13.23%              --
King Street Capital,
  L.P.(5)................       5,244,445         5,244,445               0                  14.06%              --
Fairholme Ventures II
  LLC(6).................       2,222,222         2,222,222               0                   6.48%              --
Goldman, Sachs & Co.(7)         2,222,222         2,222,222               0                   6.48%              --
Kimco Realty
  Corporation(8).........       1,577,778         1,577,778               0                   4.83%              --
Basso Multi-Strategy
  Holding Fund Ltd.(9)...         555,556           555,556               0                   1.70%              --
Grandview, LLC(10).......         508,255           444,444          63,811                   1.56%             ***
Spectrum Investment
  Partners, LP(11).......         288,889           288,889               0                    ***               --
Voshel
  Investments, LLC(12)...         222,222           222,222               0                    ***               --
Omicron Master Trust(13).         111,111           111,111               0                    ***               --
Riva Ridge Master
  Fund, LTD.(14).........         146,667           146,667               0                    ***               --
Mariner LDC(15)..........          97,778            97,778               0                    ***               --

----------
* Beneficial ownership calculated as of July 18, 2005 in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 and is based on 32,058,913 common shares of beneficial interest outstanding. With the exception of 1,000,000 common shares beneficially owned by Kimco Realty Corporation, 57,907 shares beneficially owned by an affiliate of Grandview, LLC and 5,904 shares issuable upon conversion by an affiliate of Grandview of 1,200 shares of Series A Preferred Stock, all of the shares beneficially owned are issuable upon conversion of our Series B-1 Preferred Shares.

** The common shares being offered consist of 22,222,223 shares issuable upon conversion of our Series B-1 Preferred Shares and 1,000,000 common shares beneficially owned by Kimco Realty Corporation.

***   Less than 1%.

(1) Assumes that all of the common shares covered by this prospectus are sold by the selling shareholders pursuant to this prospectus. The selling shareholders may choose to dispose of none or only a portion of the shares held by them pursuant to this prospectus.

(2) We have been advised that Steven Mandis, Vice Chairman of Halcyon Structured Opportunities Fund L.P, has voting and dispositive control over the common shares owned by Halcyon Structured Opportunities Fund L.P. in his capacity as the chief investment officer of Halcyon Structured Asset Management LP.

(3) We have been advised that James Sykes, in his capacity as a Managing Principal of Halcyon Asset Management LLC, has voting and dispositive control over the common shares owned by Halcyon Fund L.P.

(4)   We have been advised that Kenneth M. Hirsh, Laurence H. Lebowitz, William
      E. Rose, David C. Haley and Jamiel A. Akhtar, the members of HBK Management L.L.C., share voting and dispositive control over the common shares owned by HBK Fund L.P.

(5) We have been advised that O. Francis Biondi, Jr. and Brian J. Higgins, managing principals of King Street Advisors, L.L.C., have voting and dispositive control over the common shares owned by King Street Capital, L.P.

(6) We have been advised that Bruce Berkowitz, Managing Member, and Keith Trauner, Chief Financial Officer, of Fairholme Capital Management, L.L.C., Managing Member of Fairholme Ventures II LLC, have voting and dispositive control over the common shares owned by Fairholme Ventures II LLC. Mr. Berkowitz, who is one of our Trustees, may be deemed to beneficially own 2,806,956 common shares, representing 8.19% of the common shares outstanding of the Company. Of these 2,806,956 shares, 548,134 are held by Fairholme Ventures II, L.L.C. and Fairholme Holdings, Ltd., entities in which Mr. Berkowitz is indirectly the managing member and investment manager, respectively, 36,600 shares are held directly, and 2,222,222 shares are issuable upon the conversion of Series B-1 Preferred Shares.

(7) The designated contact regarding the voting and disposition of the common shares held by Goldman, Sachs & Co. is Albert Dembrowski.

(8) We have been advised that Glenn Cohen, Vice President and Treasurer of Kimco Realty Corporation, has voting and dispositive control over the common shares owned by Kimco Realty Corporation.

(9) Basso Capital Management, L.P. ("Basso") is the Investment Manager to Basso Multi--Strategy Holding Fund Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control over these securities. Mr. Fischer disclaims beneficial ownership of these securities.

(10) The managing member of Grandview, LLC is Millennium Partners, L.P., a Cayman Islands exempted limited partnership. Millennium Management, L.L.C., a Delaware limited liability company, is the managing partner of Millennium Partners, L.P., and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. and by Grandview LLC. Israel A. Englander is the managing member of Millennium Management, L.L.C. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either of Millennium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of the Company's common stock owned by Grandview, LLC.

(11) We have been advised that Jeffrey A. Schaffer, managing member of Spectrum Group Management LLC, general partner of Spectrum Investment Partners, LP, has sole voting and dispositive power over the common shares owned by Spectrum Investment Partners, LP.

(12) We have been advised that Gerald Lee Nudo, manager of Voshel Investments, LLC, has voting and dispositive control over the common shares owned by Voshel Investments, LLC.

(13) We have been advised that Bruce Bernstein, Managing Partner of Omicron Master Trust, has voting and dispositive control over the common shares owned by Omicron Master Trust.

(14) We have been advised that Riva Ridge GP LLC is the general partner of Riva Ridge Capital Management LP, investment manager of Riva Ridge Master Fund, LTD. Stephen Golden, Managing Member of Riva Ridge GP LLC, has voting and dispositive power over the common shares owned by Riva Ridge Master Fund, LTD.

(15) We have been advised that Riva Ridge GP LLC is the general partner of Riva Ridge Capital Management LP, investment manager of Mariner, LDC. Stephen Golden, Managing Member of Riva Ridge GP LLC, has voting and dispositive power over the common shares owned by Mariner, LDC.

February Private Placement

      On February 25, 2005, we entered into a Securities Purchase Agreement providing for the sale of 3,640,000 shares of our Series B-1 Preferred Shares to a number of institutional buyers for $91,000,000 in gross proceeds. The sale of the Series B-1 Preferred Shares was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and was consummated on February 28, 2005, which we refer to as the closing date. On the closing date, as required by the Purchase Agreement, we entered into an Investor Rights Agreement with the purchasers of the Preferred Shares, which grants such purchasers preemptive rights with respect to future issuances of securities by us, a co-investment right enabling them to participate in certain future investments by us, tag-along rights, drag-along rights in the event of a sale of substantially all our securities, and certain other rights. On the closing date, we and the purchasers also entered into a Registration Rights Agreement which requires us to register the resale of the common shares issuable upon conversion of the Preferred Shares within two years of the Closing Date and permits the purchasers to participate in certain other registered offerings. The common shares issuable upon conversion of the Series B-1 Preferred Shares are being registered for resale under the registration statement of which this prospectus forms a part.

June Private Placement

      On June 15, 2005, First Union entered into a Securities Purchase Agreement providing for the sale of 360,000 Preferred Shares to a number of institutional buyers for $9,000,000 in gross proceeds. The sale of the Preferred Shares was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and was consummated on June 20, 2005. Prior to such closing, First Union amended the Certificate of Designations for the Preferred Shares to permit such issuance. On such closing date, First Union amended the Registration Rights Agreement and Investor Rights Agreement to add the purchasers of these additional Preferred Shares as parties.

      The shares issued to each of the selling shareholders are restricted securities within the meaning of the Securities Act and cannot be offered for sale without an effective registration statement covering such offer and sale or pursuant to an applicable exemption from the registration requirements of the Securities Act. Pursuant to the terms of the various agreements, First Union filed the registration statement (of which this prospectus is a part) and will use its best efforts to keep the registration statement effective until all of the shares issued to the selling shareholders are disposed of by them or until such shares are generally eligible for resale without volume restrictions pursuant to applicable exemptions from registration under the Securities Act.

Common Share Placement

      On February 16, 2005, we entered into a Securities Purchase Agreement with Kimco Realty Corporation to sell to Kimco 1,000,000 of our common shares for $4,000,000. The sale of the shares, which was made in a private transaction under Regulation D of the Securities Act of 1933, as amended, was consummated on February 17, 2005. The common shares owned by Kimco are being registered for resale under the registration statement of which this prospectus forms a part.

Restricted Shares

      The shares issued to each of the selling shareholders are restricted securities within the meaning of the Securities Act and cannot be offered for sale without an effective registration statement covering such offer and sale or pursuant to an applicable exemption from the registration requirements of the Securities Act. Pursuant to the terms of the various agreements, we filed the registration statement of which this prospectus is a part and will use our best efforts to keep the registration statement effective until all of the shares issued to the selling shareholders are disposed of by them or until such shares are generally eligible for resale without volume restrictions pursuant to applicable exemptions from registration under the Securities Act.

Relationships with Selling Shareholders

      Bruce Berkowitz, who is one of our Trustees, is affiliated with Fairholme Ventures II, LLC. Mr. Berkowitz is the Managing Member of Fairholme Capital Management, LLC, which is the Managing Member of Fairholme Ventures II, LLC, and he and members of his family own approximately 9.5% of the interests in Fairholme Ventures II. A company owned by Mr. Berkowitz is also entitled to receive a management fee from Fairholme Ventures II, LLC. Steven Mandis, Vice Chairman of Halcyon Structured Opportunities Fund L.P., is also one of our Trustees.

      Except as disclosed above, neither we nor any of our affiliates has had any material relationship with any of the selling shareholders within the past three years.

                              PLAN OF DISTRIBUTION

      We and the selling shareholders may sell the securities from time to time in one or more transactions:

      o     to purchasers directly;

      o     to underwriters for public offering and sale by them;

      o on The New York Stock Exchange or in any other securities market on which our common shares are then listed or traded;

      o     in the over-the-counter market;

      o     in negotiated transactions;

      o     through agents;

      o     through dealers; or

      o     through a combination of any of the foregoing methods of sale.

      We and the selling shareholders may distribute the securities from time to time in one or more transactions at:

      o     a fixed price or prices, which may be changed;

      o     market prices prevailing at the time of sale;

      o     prices related to such prevailing market prices; or

      o     negotiated prices.

      The selling shareholders may enter into hedging and/or monetization transactions. For example, a selling shareholder may:

      o subject to contractual restrictions, enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling shareholder and engage in short sales or other sales of our common shares under this prospectus, in which case the other party may use shares of our common shares received or borrowed from or pledged by the selling shareholder or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related borrowings of common shares;

      o subject to contractual restrictions, itself sell short our common shares under this prospectus and use shares of our common shares held by it to close out any short position;

      o enter into options, forwards or other transactions that require a selling shareholder to deliver, in a transaction exempt from registration under the Securities Act, our common shares to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling shareholder and publicly resell or otherwise transfer our common shares under this prospectus; or

      o loan or pledge our common shares to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling shareholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling shareholder and sell the pledged shares under this prospectus.

      As used herein, selling shareholders includes donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale related transfer.

      We and the selling shareholders may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of the securities we are offering hereunder. Upon receipt of notice from the selling shareholders, we will file any amendment or prospectus supplement that may be required in connection with any sale by a selling shareholder.

      The selling shareholders may sell shares of our common stock pursuant to Rule 144 under the Securities Act.

      To Underwriters

      The applicable prospectus supplement will name any underwriter involved in a sale of the securities. Underwriters may offer and sell common stock at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us or the selling shareholders from sales of the securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

      Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

      Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased, which is known as a firm commitment offering.

      Through Agents and Dealers

      We and the selling shareholders will name any agent involved in a sale of the securities, as well as any commissions payable by us to such agent, in a prospectus supplement to the extent required. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

      If we or the selling shareholders utilize a dealer in the sale of the securities, we or the selling shareholders will sell the our common shares to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

      Delayed Delivery Contracts

      If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers, and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

      The underwriters, dealers, and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

      General Information

      Underwriters, dealers, and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended, or Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We and the selling shareholders may have agreements with underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

      Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

      We and the selling shareholders may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers, or agents may be required to make. We have agreed to indemnify the selling shareholders and contribute to losses suffered by them in connection with certain kinds of liability relating to this offering. Types of liability include liability arising from any untrue statement or alleged untrue statement of material fact in this prospectus or the registration statement of which it is a part, and an omission or alleged omission to state a material fact in this prospectus or the registration statement of which it is a part, except with respect to information furnished by a selling shareholder.

      We have agreed to pay the expenses of the selling shareholders incurred in connection with the registration statement of which this prospectus is a part, except for underwriting fees, discounts or commissions. In the event of an underwritten public offering pursuant to the registration statement of which this prospectus is a part, we and the selling shareholders shall each be responsible for half of the respective ratable portions of registration expenses, up to an maximum aggregate amount of $250,000, after which the selling shareholders will be responsible for all such expenses.

      Some of the securities offered under this prospectus may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

      Our common shares are listed and traded on the New York Stock Exchange.

                     RATIOS OF EARNINGS TO FIXED CHARGES AND
                       EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED SHARE DIVIDENDS

      The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods indicated. To the extent the ratio indicates less than one-to-one coverage, the dollar amount of the deficiency is also listed.


                                          Three Months
                                             Ended                          Year Ended December 31,
                                            March 31,     ---------------------------------------------------------
                                              2005        2004        2003         2002         2001          2000
                                          ------------    ----        ----         ----         ----          ----
Ratio of Earnings to Fixed Charges....        1.78        3.62        -6.37        -2.77        -1.00         -0.32
Deficiency (in 000s)..................         N/A         N/A      $(6,575)     $(5,397)    $(14,618)     $(35,847)
Ratio of Earnings to Combined Fixed
  Charges and Preferred
  Share Dividends.....................        1.39        0.95        -1.92        -1.13        -0.78         -0.29
Deficiency (in 000s)..................         N/A       $(128)     $(8,639)     $(7,464)    $(16,685)     $(38,297)

      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the sum of fixed charges and preferred share dividends. For these purposes, earnings consist of pre-tax income from continued operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest) and the amortization of debt issuance costs.

                                     EXPERTS

      The combined financial statements and related financial statement schedule for the year ended December 31, 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and have been so incorporated upon the report of such firm given upon their authority as experts in accounting and auditing.

      The combined financial statements and related financial statement schedule of First Union Real Estate Equity and Mortgage Investments and First Union Management, Inc. and subsidiaries as of December 31, 2003 and for the years ended December 31, 2003 and 2002 have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2004, in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      Certain legal matters, including the legality of the securities offered hereby, have been passed upon by Hahn Loeser & Parks LLP. Certain tax matters have been passed upon by Katten Muchin Rosenman LLP.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and other information filed by us at the Public Reference Room


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maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can
obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of this material by mail from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

      Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http:/ /www.firstunion-reit.net and through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly referred to as the Exchange Act:

      o     Annual Report on Form 10-K for the year ended December 31, 2004;

      o     Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

      o Current Reports on Form 8-K filed June 21, 2005, July 6, 2005, May 27, 2005, May 13, 2005, April 22, 2005, April 1, 2005, March 23,
            2005, March 18, 2005, March 3, 2005, February 18, 2005, February 15,
            2005, January 4, 2005, Amendment No. 1 to 8-K filed on July 1, 2005, and Amendment No. 1 to 8-K filed on February 2, 2005; and

      o     Our Definitive Proxy Statement on Schedule 14A dated April 6, 2005.

      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

             Carolyn Tiffany, Secretary and Chief Operating Officer
             First Union Real Estate Equity and Mortgage Investments
                           7 Bulfinch Place, Suite 500
                                Boston, MA 02114
                                 (617) 570-4614


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

      This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

      No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

      Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                  The date of this prospectus is July 25, 2005.


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